SHAREHOLDERS AGREEMENT


                        ENTERED INTO ON OCTOBER 16, 1997

                   AMONG THE SHAREHOLDERS OF LAMINES CTEK INC.









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                                TABLE OF CONTENTS

SECTION                                                                    PAGE

SECTION 1 - PREAMBLE........................................................  2

SECTION 2 - INTERPRETATION..................................................  3
  2.1          Definitions..................................................  3
  2.2          Fonds........................................................ 12
  2.3          Gender....................................................... 13
  2.4          Headings..................................................... 13
  2.5          Severability................................................. 13
  2.6          Entire Agreement............................................. 13
  2.7          Amendments................................................... 13
  2.8          Waiver....................................................... 13
  2.9          Delays....................................................... 13
  2.10         Conflict..................................................... 13
  2.11         Preamble..................................................... 13
  2.12         Governing Law................................................ 13

SECTION 3 - COMMISSIONS, FEES, ETC.......................................... 14
  3.1          Commissions.................................................. 14

SECTION 4 - OPERATIONS OF THE CORPORATION................................... 14
  4.1          Business of the Corporation.................................. 14

SECTION 5 - BOOKS OF ACCOUNT................................................ 14
  5.1          Books of account............................................. 14

SECTION 6 - DIRECTORS....................................................... 14
  6.1          Board and Quorum............................................. 14
  6.2          Changes in the Board and Quorum.............................. 14
  6.3          Further changes in the Board and Quorum...................... 15
  6.4          Designation of nominees...................................... 15
  6.5          Absence of quorum............................................ 15
  6.6          Replacement of a director.................................... 16
  6.7          Voting by nominees........................................... 16
  6.8          Directors and Officers Insurance............................. 16
  6.9          Meeting of the Board......................................... 16
  6.10         Matrix....................................................... 16
  6.11         Executive Committee.......................................... 16
  6.12         Dividends.................................................... 17
  6.13         Fiscal Year.................................................. 17
  6.14         Proceeding instituted against the Corporation................ 17
  6.15         Conflict of Interest......................................... 17

SECTION 7 - OFFICERS........................................................ 18
  7.1          Officers..................................................... 18



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                                     - ii -

SECTION 8 - ADOPTION OF BY-LAWS............................................. 18
  8.1          Adoption of a By-law......................................... 18
  8.2          Casting vote................................................. 18
  8.3          Unanimous Shareholders Approval.............................. 18
  8.4          Matters Requiring Unanimous Shareholders Approval............ 18
  8.5          Matter Requiring Investors Approval.......................... 20
  8.6          Transfer of principal office of the Corporation.............. 20
  8.7          Board or Shareholders unable to reach a decision............. 20

SECTION 9 - BANKERS AND BANKING ARRANGEMENTS................................ 21
  9.1          Bankers...................................................... 21
  9.2          Signatories.................................................. 21
  9.3          Guarantees................................................... 21

SECTION 10 - AUDITORS OF THE CORPORATION.................................... 21
  10.1         Auditors..................................................... 21

SECTION 11 - ADDITIONAL FUNDS TO COMPLETE PROJECT........................... 21
  11.1         Issuance of Common Shares.................................... 21
  11.2         Notice to Shareholders....................................... 21
  11.3         Non-Subscribing Investors.................................... 22
  11.4         Failure to notify............................................ 22
  11.5         Option deemed exercised...................................... 22
  11.6         Additional right............................................. 23
  11.7         Compositech's option......................................... 23
  11.8         Failure to notify............................................ 23
  11.9         Compositech Non-Subscribing Shareholder...................... 23
  11.10        Failure to notify............................................ 24
  11.11        Option deemed exercised...................................... 24
  11.12        Additional right............................................. 24
  11.13        Sale to any Person........................................... 24
  11.14        Proportion among Investors................................... 25
  11.15        Closing...................................................... 26
  11.16        Rights attached to the Common Shares......................... 26

SECTION 12 - ADDITIONAL FUNDS TO CONTINUE THE OPERATIONS.................... 26
  12.1         Additional Investment........................................ 26
  12.2         Notice to Shareholders....................................... 27
  12.3         Non-Contributing Investors................................... 27
  12.4         Non-Contributing Investor.................................... 27
  12.5         Shareholders Rights.......................................... 28
  12.6         Notice for the Remaining Additional Investment Funds......... 28
  12.7         Sale to any Person........................................... 28
  12.8         Special Circumstance......................................... 29
  12.9         Conversion of Additional Investment.......................... 29
  12.10        Proportion among Investors................................... 30
  12.11        Closing...................................................... 30
  12.12        Rights attached to the Class B Common Shares................. 30


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                                     - iii -


SECTION 13 - PREEMPTIVE RIGHT............................................... 30
  13.1         Issuance of Common Shares.................................... 30
  13.2         Notice to Shareholders....................................... 31
  13.3         Declining Investors.......................................... 31
  13.4         Declining Investor........................................... 31
  13.5         Shareholders Rights.......................................... 32
  13.6         Notice for Unaccepted Additional Shares...................... 32
  13.7         Sale to any Person........................................... 33
  13.8         Closing...................................................... 33
  13.9         Proportion among Investors................................... 34
  13.10        Rights attached to the Additional Shares..................... 34

SECTION 14 - ALIENATION OF SHARES........................................... 34
  14.1         Alienation prohibited........................................ 34
  14.2         Transfer to Permitted Transferee by Compositech.............. 34
  14.3         Transfers between Investors and to Permitted Transferee...... 35

SECTION 15 - RIGHTS OF FIRST REFUSAL AND PIGGY BACK......................... 35
  15.1         Exchange by Investors........................................ 35
  15.2         Investors receiving an offer................................. 36
  15.3         Investors making an offer.................................... 37
  15.4         Compositech receiving an offer............................... 38
  15.5         Compositech making an offer.................................. 39
  15.6         Procedure for Offers......................................... 40
  15.7         Validity of Offer and Closing provisions..................... 41
  15.8         Piggy Back - Investors....................................... 44
  15.9         Corporation's obligations.................................... 45
  15.10        Offers irrevocable........................................... 45
  15.11        Share Certificates........................................... 45

SECTION 16 - EXCHANGE RIGHTS................................................ 45
  16.1         Exchange rights.............................................. 45

SECTION 17 - OPTION TO SELL................................................. 45
  17.1         Termination of License Agreement or Sales Agency and
               Marketing Agreement.......................................... 45
  17.2         Notice to Compositech........................................ 45
  17.3         Closing...................................................... 46

SECTION 18 - FORCED SALE OF THE CORPORATION................................. 46
  18.1         Termination of Sales Agency and Marketing Agreement.......... 46
  18.2         Delays for the forced sale................................... 46
  18.3         Closing...................................................... 47
  18.4         Validity of Offer............................................ 47

SECTION 19 - REIMBURSEMENT OF LOANS......................................... 47
  19.1         Reimbursement of loans....................................... 47


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                                     - iv -

SECTION 20 - FORCED LIQUIDATION............................................. 47
  20.1         Unusual Event................................................ 47
  20.2         Right to Liquidate........................................... 49
  20.3         Additional Right to Liquidate................................ 49
  20.4         Sale of shares of Compositech Common Stock................... 49
  20.5         Failure of Investors to notify............................... 50
  20.6         Deemed Consent............................................... 50

SECTION 21 - CONFIDENTIALITY................................................ 51
  21.1         Confidentiality.............................................. 51
  21.2         Disclosure required.......................................... 51
  21.3         Reasonableness of Covenants.................................. 51

SECTION 22 - FINANCIAL INFORMATION AND COVENANTS OF THE
             CORPORATION.................................................... 52
  22.1         Financial Information........................................ 52
  22.2         Inspection by Shareholders................................... 53
  22.3         Compliance by Corporation.................................... 53
  22.4         Insurance.................................................... 53

SECTION 23 - NOTICES........................................................ 53
  23.1         Notices...................................................... 53

SECTION 24 - ARBITRATION.................................................... 56
  24.1         Arbitration.................................................. 56

SECTION 25 - MISCELLANEOUS PROVISIONS....................................... 56
  25.1         Press release................................................ 56
  25.2         Further documents............................................ 56
  25.3         Successors and assigns....................................... 56
  25.4         Transfer contrary to this Agreement.......................... 56
  25.5         Time of the essence.......................................... 56
  25.6         Counterpart.................................................. 56
  25.7         Originals.................................................... 57
  25.8         Termination of Agreement..................................... 57
  25.9         Language..................................................... 57

SCHEDULE 6.10 - MATRIX
SCHEDULE 25.6 - COUNTERPART


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SHAREHOLDERS AGREEMENT MADE AND ENTERED INTO IN THE CITY AND DISTRICT OF
MONTREAL, ON THE 16TH DAY OF OCTOBER, 1997


BY AND AMONG:       COMPOSITECH  LTD.,  a  body  corporate,   duly  incorporated
                    according to the laws of the State of Delaware, having its head office and principal place of business in the Hamlet of Hauppauge, State of New York,

                    (hereinafter referred to as "Compositech")

                    PARTY OF THE FIRST PART


AND: SOCIETE INNOVATECH DU GRAND MONTREAL, a body politic duly constituted according to An Act respecting Societe Innovatech du Grand Montreal, R.S.Q., ch. S-17.2, having its head office and principal place of business in the City of Montreal, Province of Quebec,

                    (hereinafter referred to as "Innovatech")

                    PARTY OF THE SECOND PART


AND: INDUSTRIES DEVMA INC. , a body politic and corporate, duly incorporated according to the Companies Act (Quebec), having its head office and principal place of business in the City of Montreal, Province of Quebec,

                    (hereinafter referred to as "Devma")

                    PARTY OF THE THIRD PART


AND: FONDS DE SOLIDARITE DES TRAVAILLEURS DU QUEBEC (F.T.Q), a joint stock company, duly incorporated according to the Act establishing the Fonds de Solidarite des Travailleurs du Quebec (F.T.Q), having its head office and principal place of business in the City of Montreal, Province of Quebec,

                    (hereinafter referred to as "FSTQ")

                    PARTY OF THE FOURTH PART



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                                      - 2 -

AND: FONDS REGIONAL DE SOLIDARITE ILE DE MONTREAL, limited partnership, a limited partnership organized under the laws of the Province of Quebec, herein represented by Gestion du Fonds Regional de Solidarite Ile de Montreal Inc., its general partner, having its head office and principal place of business in the City of Montreal, Province of Quebec,

                    (hereinafter referred to as "Fonds Regional")

                    PARTY OF THE FIFTH PART


AND: LAMINES CTEK INC., a body politic and corporate, duly incorporated according to the Canadian Business Corporations Act, having its head office and principal place of business in the City of Montreal, Province of Quebec,

                    (hereinafter referred to as the "Corporation")

                    PARTY OF THE SIXTH PART


SECTION 1 - PREAMBLE

1.1 WHEREAS the Corporation was incorporated pursuant to the CBCA by Certificate and Articles of Incorporation dated February 18, 1997 which were amended on October 15, 1997 in order to establish and operate a plant in the Montreal area for the production of laminates (which are patented by Compositech) for printed wiring boards and other uses, based on a process patented by Compositech and using equipment patented by Compositech and in order to manufacture at such plant and market such laminates and all improvements thereon throughout the world, with a particular focus on the North American market, subject to the terms of the License Agreement (as hereinafter defined);

1.2 WHEREAS contemporaneously with the signing of this Agreement, other agreements related to this Agreement have been signed by some or all of the parties hereto;

1.3 WHEREAS the Corporation will be based in the Montreal area;

1.4 WHEREAS the Corporation's activities will be conducted in the Montreal area;

1.5  WHEREAS  pursuant  to  the  Subscription   Agreement  and  the  Compositech
Subscription Agreement, each of the Shareholders holds the following number and class of Shares as of the date hereof:



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                  Shareholder                 Number and Class
                  -----------                 ----------------

                  Compositech                 1 066 192 Class B Common Shares
                  Innovatech                  177 700 Class A Common Shares
                  Devma                       177 700 Class A Common Shares
                  FSTQ                        639 714 Class A Common Shares
                  Fonds Regional              71 078 Class A Common Shares

1.6 WHEREAS the parties hereto wish to determine their respective rights, duties and obligations in and to the Corporation and towards one another.

     NOW, THEREFORE, THIS AGREEMENT WITNESSETH:

SECTION 2 - INTERPRETATION

2.1       Definitions. In this Agreement:

2.1.1     "Accepting  Investor" has the meaning  ascribed  thereto at subsection
          13.3;

2.1.2     "Accepting  Investors" has the meaning  ascribed thereto at subsection
          13.4;

2.1.3 "Accepting Offeree Shareholders" has the meaning ascribed thereto at subsection 15.6.2;

2.1.4 "Additional Common Shares" has the meaning ascribed thereto at subsection 11.1;

2.1.5     "Additional   Investment"   has  the  meaning   ascribed   thereto  at
          subsection 12.1;

2.1.6     "Additional  Offer" has the  meaning  ascribed  thereto at  subsection
          15.6.2;

2.1.7     "Additional  Shares" has the meaning  ascribed  thereto at  subsection
          13.1;

2.1.8 "Affiliate" or "Affiliated" has the meaning ascribed thereto in the CBCA;

2.1.9 "Agreement" shall mean this Shareholders Agreement and all instruments supplemental hereto or in amendment or confirmation hereof; "herein", "hereof", "hereto", "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Section, subsection or other subdivision; "Section", "subsection" or other subdivision of this Agreement means and refers to the specified Section, subsection or other subdivision of this Agreement;

2.1.10 "Arm's Length" shall mean, in respect of any Person, a relationship between such Person and any particular Person which would be an arm's length


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                                      - 4 -


          relationship between such Person and the particular Person within the meaning of the Income Tax Act (Canada);

2.1.11 "Articles of Incorporation" shall mean the Articles of Incorporation of the Corporation dated February 18, 1997, as amended by Certificate of Amendment dated October 15, 1997;

2.1.12 "Auditors" shall mean such firm of chartered accountants as may be agreed upon from time to time by the Shareholders to act as auditors for the Corporation;

2.1.13    "Board" shall mean the Board of Directors of the Corporation;

2.1.14 "Business Day" shall mean any day, other than a Saturday or Sunday or a day on which the principal commercial banks in the Province of Quebec are not open for business during normal banking hours;

2.1.15    "Buyer" has the meaning ascribed thereto at subsection 18.1.1;

2.1.16    "By-Law" has the meaning ascribed thereto at subsection 8.1;

2.1.17    "CBCA" shall mean the Canadian Business Corporations Act;

2.1.18 "Class A Common Shares" shall mean the voting and participating class A common shares in the capital stock of the Corporation;

2.1.19 "Class B Common Shares" shall mean the voting and participating class B common shares in the capital stock of the Corporation;

2.1.20 "Closing" shall mean the sale of the Offered Shares by the Offering Shareholder pursuant to subsection 15.7;

2.1.21 "Closing Date" shall mean, pursuant to subsections 15.2, 15.3, 15.4 and 15.5 the date which is ninety (90) days, and pursuant to subsection 15.1, the date which is fifteen (15) days, after the expiry of the last offer period described therein in which the Purchaser agrees to purchase the Offered Shares, provided, however, that if on the Closing Date all Governmental Body and third party approvals, consents, notifications and assurances (including, without limitation, approvals under the Investment Canada Act) necessary to permit the consummation of the transactions contemplated by the Closing have been


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                                      - 5 -


          applied for but not yet received by the Purchaser, then the Closing Date shall be postponed to the thirtieth (30th) day after the receipt by the Purchaser of the last of the aforesaid approvals, consents, notifications and assurances; notwithstanding the foregoing, the Closing shall not be extended more than one hundred and eighty (180) days after the date which was supposed to have been the original Closing Date herein;

2.1.22 "Common Shares" shall mean Class A Common Shares and Class B Common Shares collectively;

2.1.23 "Compositech Common Stock" shall mean shares of the common stock of Compositech;

2.1.24 "Compositech Initial Subscription Price" shall mean $7.03438 per share of Compositech Common Stock;

2.1.25    "Compositech  Offer" has the meaning  ascribed  thereto at  subsection
          15.5;

2.1.26    "Compositech  Subscription  Agreement"  shall  mean  the  subscription agreement dated the date hereof between the Corporation and Compositech setting forth inter alia the rights and obligations of Compositech with respect to its subscription for Class B Common Shares;

2.1.27 "Confidential Information" shall mean all information howsoever received or obtained by the Shareholder from or through the Corporation before or after the date hereof which the Corporation identifies in writing as being confidential or proprietary at the time of disclosure or within ten (10) days thereafter; provided, however, that the phrase "Confidential Information" shall not include information which:

                    2.1.27.1 is in the public domain through no fault of the Shareholder or any of its former or current directors, officers or employees,

                    2.1.27.2 is properly within the legitimate possession of the Shareholder prior to its disclosure hereunder and without any obligation of confidence,

                    2.1.27.3 after disclosure, is lawfully received by the Shareholder from another Person who is lawfully in possession of such Confidential Information and such other Person was not restricted from disclosing the information to the Shareholder,

                    2.1.27.4 is independently developed by the Shareholder through Persons who have not had access to, or knowledge of, the Confidential Information, or

                    2.1.27.5 is approved by the Corporation in writing for disclosure prior to its disclosure;


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                                      - 6-

2.1.28    "Contesting  Notice" has the meaning  ascribed  thereto at  subsection
          20.2 or 20.3, as the case may be;

2.1.29 "Contributing Investor" has the meaning ascribed thereto at subsection 12.3;

2.1.30    "Contributing   Investors"  has  the  meaning   ascribed   thereto  at
          subsection 12.4;

2.1.31    "Declining  Investor" has the meaning  ascribed  thereto at subsection
          13.4;

2.1.32    "Declining  Investors" has the meaning  ascribed thereto at subsection
          13.3;

2.1.33 "Declining Investor's Shares" has the meaning ascribed thereto at subsection 13.4;

2.1.34 "Declining Investors' Shares" has the meaning ascribed thereto at subsection 13.3;

2.1.35 "Deemed Proportion" shall mean a fraction, the numerator of which shall be 355 397 Class A Shares plus the number of Common Shares issued after the date hereof to the particular Investor to whom reference is made and the denominator of which shall be the total of the Common Shares owned by all the Shareholders;

2.1.36 "Dispute" shall mean, for the purposes of subsections 6.14 and 6.15 hereof, any dispute or controversy between the Corporation and any Shareholder relating to any matter arising out of or connected with the rights and obligations of any Shareholders vis-a-vis the Corporation or the Corporation vis-a-vis any Shareholder under any Material Agreement;

2.1.37 "Entity" shall mean either the Investors collectively (the Investors being considered as one party) or Compositech and "Entities" shall mean both of them;

2.1.38    "Exchange Offer" has the meaning ascribed thereto at subsection 15.1;

2.1.39 "Exercising Subscribing Investor" has the meaning ascribed thereto at subsection 11.6;

2.1.40 "Exercising Subscribing Investor's" has the meaning ascribed thereto at subsection 11.12;

2.1.41 "Fair Market Value" shall mean the fair market value per Common Share agreed upon by the Shareholders as of the date specified for each circumstance. If no such value has been agreed upon in writing among the Shareholders within ten (10) days after the date specified for each circumstance, any Shareholder may appoint the Auditors to determine the fair market value per Common Share as of the date specified for each circumstance, being understood that the Auditors shall appoint a certified evaluator from within its firm. The determination of value by the Auditors shall be final and binding on all


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                                      - 7 -


          the Shareholders and the Corporation without right of appeal and they shall make such determination within ten (10) days of their appointment by a Shareholder. In determining the fair market value per Common Share, the fact that the Common Shares to be evaluated may represent a majority or minority interest in the Corporation will not be taken into consideration by the Auditors. The fees and expenses of the Auditors and any counsel or expert retained shall be borne by the Corporation;

2.1.42 "Final Accepting Investor" has the meaning ascribed thereto at subsection 13.4;

2.1.43 "Final Contributing Investor" has the meaning ascribed thereto at subsection 12.4;

2.1.44 "Final Declining Investor" has the meaning ascribed thereto at subsection 13.4;

2.1.45 "Final Declining Investor's Shares" has the meaning ascribed thereto at subsection 13.4;

2.1.46 "Final Non-Contributing Investor" has the meaning ascribed thereto at subsection 12.4;

2.1.47    "Final   Non-Contributing   Investor's  Proportion"  has  the  meaning
          ascribed thereto at subsection 12.4;

2.1.48 "Financing" shall mean any financing on substantially the same terms and conditions as set forth in the bank term letter dated April 4, 1997 from Banque Nationale du Canada which term was extended and in the Entente Auxiliaire Canada-Quebec sur le developpement industriel
          (1991) pursuant to a letter agreement dated April 22, 1997 and accepted by the Corporation on May 19, 1997;

2.1.49    "First Offer" has the meaning ascribed thereto at subsection 15.6.1;

2.1.50    "Fonds" shall mean FSTQ and Fonds Regional collectively;

2.1.51 "Force Majeure" shall mean inevitable accidents, perils of navigation, floods, fire, storms, epidemics, acts of God, earthquake, explosion, hostilities, civil commotion, war (declared or undeclared), orders, requisitions, regulations or acts of any government or governmental authority, whether de jure or de facto or any official purporting to act under the authority of any such government, illegality arising from domestic or foreign laws or regulations, insurrections, failure or slowdown of public utilities or common carriers, inability to procure raw materials or other circumstances or conditions of a similar nature, quarantine or custom restrictions, strikes, lockouts or any other labour difficulty from staff or other members of personnel of a party and/or its suppliers of goods and/or raw materials;



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                                      - 8 -

2.1.52 "Governmental Body" shall mean (i) any domestic or foreign national, federal, provincial, state or other government or body, (ii) any multinational, multilateral or international body, (iii) any subdivision, agent, commission, board, instrumentality or authority of any of the foregoing governments or bodies, (iv) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing governments or bodies, or (v) any domestic, foreign, international, multilateral or multinational judicial, quasi-judicial, arbitration or administrative court, tribunal, commission, board or panel;

2.1.53    "Initial Subscription Price" shall mean $7.03438 per Common Share;

2.1.54 "Intellectual Property" has the meaning ascribed thereto in the License Agreement;

2.1.55    "Investor Offer" has the meaning ascribed thereto at subsection 15.3;

2.1.56 "Investors" shall mean Innovatech, Devma and Fonds (FSTQ and Fonds Regional collectively) and all transferees of Shares of Innovatech, Devma or Fonds (FSTQ and Fonds Regional collectively) and all transferees of Shares of such transferees, and "Investor" shall mean any one of them;

2.1.57 "Involved Party" shall mean the Shareholder(s) involved in a Dispute and in the event of a transfer to a Permitted Transferee, such Permitted Transferee and the transferor shall be an Involved Party;

2.1.58 "License Agreement" shall mean that certain technology licensing agreement entered into between Compositech and the Corporation on the date hereof by which Compositech licenses and/or sub-licenses to the Corporation the Intellectual Property and the Technology;

2.1.59    "Limited  Partnership"  has the meaning ascribed thereto at subsection
          14.3;

2.1.60    "Liquidating  Entity" has the meaning  ascribed  thereto at subsection
          20.3;

2.1.61 "Material Agreement" shall mean this Agreement and any other agreement creating obligations between the Corporation and any Shareholder;

2.1.62 "Neutral Party" shall mean the Shareholder(s) who is/are not an Involved Party;

2.1.63    "New Meeting" has the meaning ascribed thereto at subsection 6.5;

2.1.64 "Non-Contributing Investor" has the meaning ascribed thereto at subsection 12.4;

2.1.65 "Non-Contributing Investor's Proportion" has the meaning ascribed thereto at subsection 12.4;

2.1.66 "Non-Contributing Investors" has the meaning ascribed thereto at subsection 12.3;

2.1.67 "Non-Contributing Investors' Proportion" has the meaning ascribed thereto at subsection 12.3;

2.1.68 "Non-Exercising Subscribing Investor" has the meaning ascribed thereto at subsection 11.6;

2.1.69 "Non-Exercising Subscribing Investor(s)" has the meaning ascribed thereto at subsection 11.12;

2.1.70    "Non-Liquidating   Entity"  has  the  meaning   ascribed   thereto  at
          subsection 20.3;

2.1.71 "Non-Subscribing Investor(s)" has the meaning ascribed thereto at subsection 11.3;

2.1.72 "Non-Subscribing Investor(s) Shares" has the meaning ascribed thereto at subsection 11.3.1;

2.1.73 "Offer" shall mean for purposes of (i) subsections 15.1, 15.2 and 15.3, each of the offers made by an Investor; and (ii) subsections
          15.4 and 15.5 each of the offers made by Compositech;

2.1.74    "Offer to Purchase"  has the meaning  ascribed  thereto at  subsection
          18.1.1;

2.1.75 "Offered Shares" has the meaning ascribed thereto at subsections 15.1.1, 15.2.1, 15.3.1, 15.4 or 15.5, as the case may be;

2.1.76    "Offeree  Shareholders" has the meaning ascribed thereto at subsection
          15.6;

2.1.77 "Offering Investor" has the meaning ascribed thereto at subsection 15.1, 15.2 or 15.3, as the case may be;

2.1.78    "Offering  Shareholder" has the meaning ascribed thereto at subsection
          15.6;

2.1.79 "Other Investors" has the meaning ascribed thereto at subsection 15.1.1, 15.2.1 or 15.3.1 , as the case may be;

2.1.80    "Other Entity" has the meaning ascribed thereto at subsection 18.1.1;

2.1.81 "Other Shareholders" has the meaning ascribed thereto at subsections 15.2.4, 15.3.4, 15.4.1 or 15.5.1, as the case may be;

2.1.82 "Permitted Transferee" shall, in respect of a Shareholder, mean a corporation, all of the shares of which are owned by such Shareholder, both as registered owner and as beneficial owner;

2.1.83 "Person" shall mean an individual, partnership, joint venture, trustee, trust, corporation, division of a corporation, unincorporated organization or other entity, entity with judicial personality, Governmental Body, and pronouns when they refer to a Person have a similarly extended meaning;

2.1.84    "Person's   Common  Shares"  has  the  meaning   ascribed  thereto  at
          subsection 12.7;

2.1.85    "Plant" has the meaning ascribed thereto at subsection 4.1;

2.1.86 "Prime Rate" means the interest rate quoted publicly by the Corporation's regular bankers as the reference rate of interest for commercial demand loans made in canadian dollars and commonly known as such bank's prime rate, as adjusted from time to time, on the basis of the Prime Rate in effect on the first day of each month;

2.1.87    "Prior Offers" has the meaning ascribed thereto at subsection 15.6.2;

2.1.88 "Project" shall mean the construction of a plant in the Montreal region for the production of laminates for printed wiring boards and other uses using the Intellectual Property and the Technology and rendering such plant operational, the whole in accordance with a budget approved by the Board before the commencing of construction;

2.1.89    "Project Funds" has the meaning ascribed thereto at subsection 11.1;

2.1.90 "Proportion" shall mean a fraction, the numerator of which shall be the number of Common Shares owned by the particular Shareholder to whom reference is made and the denominator of which shall be the total of the Common Shares owned by all the Shareholders;

2.1.91 "Proportionate Amount" shall mean for the purposes of subsection 20.4.2, an amount equal to (a) the lesser of (i) seven million five hundred thousand canadian dollars ($7,500,000) or (ii) the amount Compositech should receive upon the distribution of the assets of the Corporation, times (b) a fraction, the numerator of which is the number of shares of Compositech Common Stock held by a particular Investor and the denominator of which is the total amount of shares of Compositech Common Stock held by all the Investors;

2.1.92 "Proportionate Share" shall mean for purposes of subsection 15.6, the amount of the Offered Shares determined by multiplying the number of Shares offered times a fraction, the numerator of which is the number of Common Shares held by a particular Offeree Shareholder or Accepting Offeree Shareholder, as the case may be, entitled to accept an offer and the denominator of which is the total number of Common Shares held by all Offeree Shareholders or all Accepting Offeree Shareholders, as the case may be, entitled to accept the same offer;

2.1.93    "Purchaser" has the meaning ascribed thereto at subsection 15.7.6.1;

2.1.94    "Receiving  Entity" has the  meaning  ascribed  thereto at  subsection
          18.1.1;

2.1.95 "Related" shall mean related as that term is used in the Income Tax Act (Canada);

2.1.96 "Remaining Additional Investment Funds" has the meaning ascribed thereto at subsection 12.5;

2.1.97 "Remaining Offered Shares" has the meaning ascribed thereto at subsection 15.6.2;

2.1.98 "Sales Agency and Marketing Agreement" shall mean the sales agency and marketing agreement dated the date hereof between the Corporation and Compositech, as amended from time to time;

2.1.99    "Selling  Investor"  has the meaning  ascribed  thereto at  subsection
          17.1;

2.1.100 "Share(s)" shall mean any share(s) of any class, series or category in the capital stock of the Corporation;

2.1.101   "Shareholder" shall mean any of the Shareholders;

2.1.102 "Shareholders" shall initially mean Compositech, Innovatech, Devma and Fonds (FSTQ and Fonds Regional collectively) and the definition shall be deemed to be modified from time to time to (i) delete Persons who cease to hold Shares in accordance with the terms of this Agreement, and (ii) add all Persons who, from time to time, become holders of Shares and who undertake in writing to be bound by the provisions of this Agreement;

2.1.103   "Special  Circumstance" has the meaning ascribed thereto at subsection
          12.8 ;

2.1.104 "Stock Exchange Agreement" shall mean the stock exchange agreement dated the date hereof among the Investors and Compositech, providing inter alia for the exchange by the Investors of the Shares held by them for Compositech Common Stock;

2.1.105   "Subscribing   Investor(s)"   has  the  meaning  ascribed  thereto  at
          subsection 11.3;

2.1.106 "Subscribing Shareholder(s)" has the meaning ascribed thereto at subsection 11.3;

2.1.107 "Subscription Agreement" shall mean the subscription agreement dated the date hereof among the Corporation and the Investors setting forth inter alia the rights and obligations of each of the Investors with respect to its subscription for Common Shares;

2.1.108 "TP Offer" has the meaning ascribed thereto at subsection 15.2 or 15.4, as the case may be;

2.1.109 "TP Offeror" has the meaning ascribed thereto at subsection 15.2 or 15.4, as the case may be;

2.1.110   "Technical  Services  Agreement"  shall  mean the  technical  services
          agreement   dated  the  date  hereof  between  the   Corporation   and
          Compositech;

2.1.111   "Technology"   has  the  meaning   ascribed  thereto  in  the  License
          Agreement;

2.1.112 "Third Party" has the meaning ascribed thereto at subsection 15.3.4 or 15.5.3, as the case may be;

2.1.113 "Unaccepted Additional Shares" has the meaning ascribed thereto at subsection 13.5;

2.1.114 "Unaccepted Additional Common Shares" has the meaning ascribed thereto at subsection 11.13;

2.1.115 "Unaccepted Offered Shares" has the meaning ascribed thereto at subsection 15.2.2 or 15.3.2, as the case may be;

2.1.116   "Unusual Event" has the meaning ascribed thereto at subsection 20.1;

2.2 Fonds. For the purposes of this Agreement, FSTQ and Fonds Regional shall be considered as one Investor and all rights attached to the Shares held by FSTQ and Fonds Regional shall be exercised collectively by FSTQ and Fonds Regional as if one Investor held such Shares. FSTQ shall, at all times, act on behalf of Fonds Regional and Fonds Regional hereby grants to FSTQ the power of attorney to vote and sign any resolution and send any notice on its behalf. For purposes of clarity only and without limiting the foregoing, all notices sent by FSTQ on its behalf shall also be sent for and on behalf of Fonds Regional and any option exercised by FSTQ shall also be exercised by Fonds Regional.

2.3 Gender. Any reference in this Agreement to any gender shall include both genders and the neutral, and words used herein importing the singular number only shall include the plural and vice versa.

2.4 Headings. The division of this Agreement into Sections, subsections and other subdivisions, and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement.

2.5 Severability. Any Section, subsection or other subdivision of this Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed therefrom and shall be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof, which provisions shall be severed from an illegal or unenforceable Section, subsection or other subdivision of this Agreement or any other provisions of this Agreement.

2.6 Entire Agreement. This Agreement together with any other instruments to be delivered pursuant hereto, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, among any or all of the parties.

2.7 Amendments. No amendment of this Agreement shall be binding unless otherwise expressly provided in an instrument duly executed by the Shareholders and the Corporation.

2.8 Waiver. Except as otherwise provided in this Agreement, no waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in an instrument duly executed by the parties.

2.9 Delays. When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the day which is the reference day in calculating such period shall be excluded. If the day on which such delay expires is not a Business Day, then the delay shall be extended to the next succeeding Business Day.

2.10 Conflict. This Agreement shall override the Schedules annexed hereto to the extent of any inconsistency. If any conflict should appear between this Agreement and the Articles, by-laws or resolutions of the Corporation, then the provisions of this Agreement shall prevail.

2.11 Preamble. The preamble hereof shall form an integral part of this Agreement.

2.12 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

SECTION 3 - COMMISSIONS, FEES, ETC.

3.1 Commissions. No fee, rebate, commission or gain of whatsoever nature shall be earned by any of the Shareholders as a result of that Shareholder obtaining financing for or on behalf of the Corporation.

SECTION 4 - OPERATIONS OF THE CORPORATION

4.1 Business of the Corporation. The Corporation shall not carry on any business other than the establishing and operating of a plant (the "Plant") in the Montreal area for the production of laminates for printed wiring boards and other uses, using the Intellectual Property and the Technology and all improvements thereon and marketing such laminates throughout the world, subject to the provisions of the other relevant agreements entered into on the date hereof among all or some of the parties hereto (including the License Agreement), including all matters necessary or ancillary thereto.

SECTION 5 - BOOKS OF ACCOUNT

5.1 Books of account. Proper and correct books of account and such other books as may be necessary for the business of the Corporation shall be kept, in which shall be entered all such transactions as are usually entered and written in books of account kept by persons engaged in businesses of a similar nature, and the Shareholders or a chartered accountant appointed by any of them shall have free access at all times to inspect, examine and copy same.

SECTION 6 - DIRECTORS

6.1 Board and Quorum. So long as each Entity owns fifty percent (50%) of the issued and outstanding Common Shares, the Shareholders agree to vote their Shares each and every year at the annual meetings of Shareholders or at any other meeting of Shareholders at which directors shall be elected or appointed so as to cause six (6) directors to be elected to the Board, three (3) of which shall be nominees of Compositech and three (3) of which shall be nominees of the Investors. The number of nominees that each Investor is entitled to appoint to the Board shall be determined among the Investors. In such circumstances, a quorum of a meeting of directors shall be a majority of the elected directors provided that two (2) directors appointed by Compositech and two (2) directors appointed by the Investors form part of such quorum, all decisions of the Board shall require the unanimous approval of all the directors present at a meeting of the Board at which a quorum was present and all decisions having the object or purposes set forth in subsection shall be submitted to the Shareholders pursuant to subsection hereof. In the event that the Board is unable to reach a unanimous decision on any matter, such matter shall be submitted to the Shareholders.

6.2 Changes in the Board and Quorum. At such time as an Entity owns more than fifty percent (50%) of the issued and outstanding Common Shares and the other Entity owns less than fifty percent (50%) but at least thirty-three and one-third percent (33 1/3%) of the issued and outstanding Common Shares, the Shareholders agree to vote their Shares at a special meeting of the Shareholders duly convened and to continue to do so each and every year at the annual meetings of Shareholders or at any other meeting of Shareholders at which directors shall be elected or appointed so as to cause six (6) directors to be elected to the Board, four (4) of which shall be nominees of the Entity who owns more than fifty percent (50%) of the issued and outstanding Common Shares and two (2) of which shall be nominees of the Entity who owns less than fifty percent (50%) of the issued and outstanding Common Shares. The number of nominees that each Investor is entitled to appoint to the Board shall be determined among the Investors. In such circumstances, a quorum of a meeting of directors shall be a majority of the elected directors provided that one (1) director appointed by Compositech and one (1) director appointed by the Investors form part of such quorum, all decisions of the Board shall require the approval of a majority of the directors present at a meeting of the Board at which a quorum was present and all decisions having the object or purposes set forth in subsection shall be submitted to the Shareholders pursuant to subsection hereof.

6.3 Further changes in the Board and Quorum. At such time as an Entity owns more than fifty percent (50%) of the issued and outstanding Common Shares and the other Entity owns less than thirty-three and one-third percent (33 1/3%) but owns at least sixteen and two thirds percent (16 2/3%) of the issued and outstanding Common Shares, the Shareholders agree to vote their Shares at a special meeting of the Shareholders duly convened and to continue to do so each and every year at the annual meetings of Shareholders or at any other meeting of Shareholders at which directors shall be elected or appointed so as to cause six
(6) directors to be elected to the Board, five (5) of which shall be nominees of the Entity who owns more than fifty percent (50%) of the issued and outstanding Common Shares and one (1) of which shall be a nominee of the Entity who owns less than fifty percent (50%) of the issued and outstanding Common Shares. The number of nominees that each Investor is entitled to appoint to the Board shall be determined among the Investors. In such circumstances, a quorum of a meeting of directors shall be a majority of the elected directors provided that one (1) director appointed by Compositech and one (1) director appointed by the Investors form part of such quorum and all decisions of the Board shall require the approval of a majority of the directors present at a meeting of the Board at which a quorum was present. At such time as one Entity ceases to own at least sixteen and two thirds percent (16 2/3%) of the Common Shares issued and outstanding, such Entity shall cease to be entitled to the election of any of its nominee to the Board.

6.4 Designation of nominees. Each Entity shall advise the other Entity and the Corporation in writing of the names of the individuals such Entity has designated as its nominee to the Board as soon as practicable before each meeting of Shareholders. In the event that any of the nominees to the Board of an Investor is not an employee of such Investor or that any nominees to the Board of Compositech is not an employee of Compositech, the Corporation shall pay to such nominee a fee and travelling costs for his attendance at each meeting of the Board. The fees payable to such nominees shall be determined by the Board.

6.5 Absence of quorum. In the event that a meeting of the Board cannot be held because quorum was not obtained, a new board meeting may be convened for the same purposes (the "New Meeting"), upon notice of at least seven (7) Business Days. The quorum at the New Meeting shall still be the majority of the elected directors but there shall be no requirement that any directors appointed by any Shareholder be present at the New Meeting. This exception shall, however, only be valid for the New Meeting.

6.6 Replacement of a director. In the event that a director(s) nominated by a Shareholder dies or resigns or a Shareholder wishes to replace its nominee director(s) on the Board, the Shareholders agree to vote their Shares at a special meeting of Shareholders duly convened, or to sign any written resolution, to remove and/or elect such new nominee director(s) as is(are) designated by the Shareholder whose nominee died, resigned or was replaced. Such Shareholder shall advise the other Shareholders and the Corporation in writing of the name(s) of the individual(s) such Shareholder has designated as its new nominee(s) to the Board as soon as practicable before the meeting of Shareholders called for such purpose.

6.7 Voting by nominees. Each Shareholder shall at all times carry out and use its best efforts to cause the Corporation and its nominees on the Board to carry out the provisions of this Agreement, subject to the fiduciary obligations of the directors. Each Shareholder shall duly and punctually do, or cause to be done, all such things, including, without limitation, voting or causing to be voted all the Shares held by the Shareholder as shall be necessary or desirable to give effect to this Agreement. In the event any of the directors does not vote at meetings of the Board in a manner consistent with this Agreement, all of the Shareholders shall cause a meeting of Shareholders to be held and agree to vote their Shares either to remove and/or replace such directors or take such other actions as shall be necessary or desirable to give effect to this Agreement.

6.8 Directors and Officers Insurance. The Corporation shall as soon as reasonably practicable but not later than thirty (30) days from the date hereof take out and thereafter maintain in full force at all times insurance covering directors and officers liability.

6.9 Meeting of the Board. The parties hereto acknowledge and confirm that there shall be a minimum of four (4) meetings of the Board in each fiscal year of the Corporation.

6.10 Matrix. On the date hereof, the parties have agreed on the manner in which the duties and responsibilities and the decision making process will be allocated among the Shareholders, the Board, the executive committee, the President, the general manager and the finance & administration director, all of which is set forth in the matrix attached hereto as

Schedule "6.10". However, the provisions of this Agreement shall at all times supersede the provisions of such matrix in the event of any discrepancies between this Agreement and the matrix.

6.11 Executive Committee. The Board shall establish an executive committee consisting of the Chairman and the President. The executive committee will advise the Board on the matters set forth in the matrix attached hereto as Schedule "6.10" or shall be responsible for such matters as provided in such matrix. Members of the executive committee shall be entitled to the reimbursement of their reasonable travel expenses related thereto.

6.12 Dividends. No dividends shall be declared or paid by the Corporation prior to the second anniversary of this Agreement. Thereafter, the Board shall declare and pay dividends only in accordance with a dividend policy to be adopted and which shall provide that the Corporation's earnings shall be distributed to the Shareholders each year after having provided for anticipated working capital and expenditure requirements and after ensuring that any required financial covenants are met.

6.13 Fiscal Year. The fiscal year of the Corporation shall terminate on December 31 of each year.

6.14 Proceeding instituted against the Corporation. In the event that a Shareholder institutes an action against the Corporation in connection with a Dispute, the Neutral Party shall be entitled to cause the Corporation to respond to and defend such action which it alone, without the Involved Party, determines is appropriate, and such determination by the Neutral Party will be valid and binding upon the Corporation notwithstanding any provision herein to the contrary.

6.15 Conflict of Interest. Notwithstanding any provision of this Agreement, any decision, action or resolution of the Board to be taken vis-a-vis a Shareholder relating to (i) an alleged material breach of a Material Agreement including, without limitation, the sending of a default notice or a letter of demand, the referral of the matter to a fairness committee or arbitration or the early termination of such Material Agreement as a consequence of such alleged material breach, (ii) the renewal or non-renewal of a Material Agreement, or (iii) the compensation payable by the Corporation to Compositech pursuant to subsection
9.4 of the Sales Agency and Marketing Agreement, shall be taken by the nominees on the Board appointed by the Shareholders who are not a party to such Material Agreement. However, in the event that, following such decision, action or resolution by the Board pursuant to this subsection, the other party to such Material Agreement submits any Dispute to arbitration pursuant to the arbitration provisions of such Material Agreement, the Material Agreement in question shall continue in effect as if the Dispute did not exist and any consequences of such decision, action or resolution shall be suspended until a final decision on the merits is rendered by the arbitrator(s). Also, until such final decision is rendered, the nominees of the Board who took such decision, action or resolution shall not be entitled to disclose such decision, action or resolution or any information pertaining thereto to any Person other than to those who need to know same for purposes of the arbitration. A quorum at a meeting of the Board called for such purpose shall be a majority of the directors of the Board entitled to vote on such decision, action or resolution as aforesaid and any such decision, action or resolution of the Board shall be valid provided that it is approved by a majority of the directors present at such a meeting at which a quorum was present. Without limiting the generality of the foregoing, for purposes of clarity only, in no circumstances and notwithstanding any provision hereof, no such decision, action or resolution shall be made by the Shareholders or be subject to ratification or approval of the Shareholders.

SECTION 7 - OFFICERS

7.1 Officers. The initial officers of the Corporation shall include a Chairman, a President and a Secretary, and such other officers as the Board may determine from time to time. The President of the Corporation shall be its chief executive officer and shall be responsible for the day-to-day management and operations of the Corporation in a manner consistent with this Agreement, the Articles of Incorporation, the by-laws of the Corporation and the operating and capital budgets, subject, however, to overall supervision of the Board. As long as Compositech owns at least thirty-three and one-third percent (33 1/3%) of the issued and outstanding Common Shares, the President shall be a nominee of Compositech. The Board shall also appoint a Chairman. As long as the Investors collectively own at least thirty-three and one-third percent (33 1/3%) of the issued and outstanding Common Shares, the Chairman of the Board shall be a nominee of the Investors which nominee shall be determined among the Investors.

SECTION 8 - ADOPTION OF BY-LAWS

8.1 Adoption of a By-law. The Shareholders undertake to take whatever steps that may be necessary to adopt a by-law of the Corporation (the "By-Law") consistent with this Section and they furthermore undertake that, as long as each Entity owns at least thirty-three and one-third percent (33 1/3%) of the issued and outstanding Common Shares, they will not vote their Shares or exercise any voting rights or otherwise make any decision or take any action in any manner or capacity whatsoever, for the purpose of amending or repealing such a by-law, once adopted, unless they do so unanimously. This by-law, once adopted, shall override, supersede and amend all previous by-laws, resolutions, decisions or acts of the Corporation inconsistent therewith.

8.2 Casting vote. This by-law shall provide that at no time and at no meeting whatsoever shall the Chairman or President of the Corporation have any additional vote or any vote whatsoever in addition to his ordinary vote as Shareholder or as director, and that, more particularly, neither the Chairman nor President shall have a casting vote in case of a tie.

8.3 Unanimous Shareholders Approval. The By-Law shall also provide that, as long as each Entity owns fifty percent (50%) of the issued and outstanding Common Shares, all resolutions and decisions of the Board and of the Shareholders shall require unanimity.

8.4 Matters Requiring Unanimous Shareholders Approval. Without limiting the generality of the foregoing, the By-Law shall also provide that, as long as each Entity owns at least thirty-three and one-third percent (33 1/3%) of the issued and outstanding Common Shares, there shall be no by-law, resolution or act of the Shareholders, the Board or officers of the Corporation having any of the following objects or purposes unless favourably voted upon by the Shareholders unanimously:

8.4.1 an increase or decrease in the number of directors of the Corporation and members of the executive committee, except as provided for in this Agreement;

8.4.2 the filing of Articles of Amendment by the Corporation for any purpose including, without limitation, an increase or decrease or alteration in the share capital of the Corporation or the filing of Articles of Amalgamation by the Corporation;

8.4.3 granting or repayment of any loan to any Person, including, without limitation, Shareholders, directors or officers of the Corporation or Persons Related or Affiliated to Shareholders, directors or officers of the Corporation or investing any amount in any such Person;

8.4.4 guaranteeing any obligations of any Person, including, without limitation, of Shareholders, directors or officers of the Corporation or Persons Related or Affiliated to Shareholders, directors or officers of the Corporation;

8.4.5 the sale, issue or allotment of Shares from the treasury of the Corporation, or the granting of options allowing for the subscription thereof, except as provided in this Agreement;

8.4.6 the acquisition or disposal by the Corporation of any immoveable property having, at the time of acquisition, a value of $50,000 or more or which is material to the business or operations of the Corporation or of any intellectual property which is material to the business or operations of the Corporation;

8.4.7 an assignment under the Bankruptcy and Insolvency Act (Canada) or a proposal made thereunder, or recourse to any other measure designed for the protection of insolvent debtors pursuant to any other legislation in connection with insolvency or the judicial or voluntary winding-up of the Corporation or the liquidation of the business or assets of the Corporation, except as provided in this Agreement;

8.4.8 the entering into of any loan agreement by the Corporation, or the granting of any security by the Corporation on any of its movable or immovable property, except as provided in this Agreement;

8.4.9 the sale of the whole or a substantial part of the assets of the Corporation or the granting of an option for same or the merger or consolidation of the Corporation with or into another entity, except as provided for in this Agreement;

8.4.10 the conclusion of any partnership or joint venture agreement or the creation of a subsidiary or acquisition of all or any part of another business;

8.4.11    the   declaration   of  dividends  on  any  class  of  Shares  by  the
          Corporation;

8.4.12    the adoption, amendment or repeal of any by-law of the Corporation;

8.4.13 the change in the powers of the directors or members of the executive committee in general or any one of them in particular or the abolition of the executive committee as well as any amendment of the matrix attached hereto as Schedule "6.10";

8.4.14 the approval of the annual operating budget of the Corporation and the annual capital budget of the Corporation, and any amendments thereto. Should the Shareholders refuse to approve the operating budget or the capital budget for a given fiscal year, the Corporation must conduct its business in conformity with the budgets of the preceding fiscal year and the Corporation may not incur capital expenses for the fiscal year then in progress unless the above-mentioned budgets have been approved in accordance with the present provisions;

8.4.15 the appointment and termination of the President, the Chairman and the general manager of the Corporation subject to the provisions of this Agreement, and any decision related to their job description and changes thereto;

8.4.16 the approval of any requisition for goods or services not included in the relevant budget or exceeding the relevant budget item by $50,000 or more per occurrence or by $250,000 on a cumulative basis;

8.4.17    the removal or nomination of the Auditors.

8.5 Matter Requiring Investors Approval. Without limiting the generality of the foregoing, the By-Law shall also provide that, as long as an Investor owns any Common Shares, there shall be no by-law, resolution or act of the Shareholders, the Board or officers of the Corporation having the following object or purpose unless favourably voted upon by all the Investors:

8.5.1 the filing of Articles of Amendment by the Corporation which would affect the rights of holders of Class A Common Shares in a manner provided in section 176(1) of the CBCA.

8.6 Transfer of principal office of the Corporation. Notwithstanding any provision of this Agreement, so long as one of Innovatech, Fonds Regional or FSTQ is a Shareholder, any by-law, resolution or act of the Shareholders, directors or officers of the Corporation having as an objet or purpose the change or transfer of the principal office of the Corporation outside the island of Montreal or transfer of all or any part of the business of the Corporation outside of the island of Montreal shall only be valid if favourably voted upon at a meeting of the Board, and ratified and confirmed by a resolution of the holders of all the issued and outstanding Common Shares.

8.7 Board or Shareholders unable to reach a decision. If the Board or the Shareholders are unable to reach a decision within their respective areas of competence, the Corporation shall continue to conduct its business and affairs in accordance with the most recent resolutions of the Board and the Shareholders and/or the most recent approved annual budget. If the Board or the Shareholders are unable to reach a decision relating to the annual marketing plan pursuant to the Sales Agency and Marketing Agreement, the prior year's annual marketing plan shall be renewed mutatis mutandis.

SECTION 9 - BANKERS AND BANKING ARRANGEMENTS

9.1 Bankers. The bankers of the Corporation shall be such bank or banks as may be agreed upon from time to time by the Board.

9.2 Signatories. All drafts, cheques and bills of exchange for or on behalf of the Corporation's bank accounts shall require the signatures of such individuals as may be agreed upon from time to time by the Board.

9.3 Guarantees. In the event that any lender of the Corporation shall require the guarantee of the Shareholders, such guarantee shall be provided on a joint basis and not on a solidary basis, each Shareholder being responsible for his Proportion.

SECTION 10 - AUDITORS OF THE CORPORATION

10.1      Auditors. The auditors of the Corporation shall be the Auditors.

SECTION 11 - ADDITIONAL FUNDS TO COMPLETE PROJECT

11.1 Issuance of Common Shares. Should the Corporation require additional funds to complete the Project (the "Project Funds") and should the Corporation be unable to obtain such funds from its bankers on commercially reasonable terms, the Shareholders hereby agree to cause the Corporation to raise such funds by issuing Class B Common Shares (the "Additional Common Shares") from treasury to the Shareholders in accordance with this Section 11. Such Additional Common Shares shall be issued at a value per share equal to the lower of i) the Initial Subscription Price, or ii) the Fair Market Value determined on the date of receipt by the Shareholders of the notice from the Corporation given pursuant to subsection 11.2. Each

Shareholder shall have the right to subscribe for its Proportion of the Additional Common Shares in accordance with this Section 11.

11.2 Notice to Shareholders. If the Corporation decides to issue any Additional Common Shares pursuant to subsection 11.1, the Corporation shall give detailed notice thereof to each Shareholder. Each Investor may assign to the other Investors all or a portion of its right to subscribe for its Proportion of the Additional Common Shares. Each Shareholder shall have forty-five (45) days from the receipt of such notice within which to notify the Corporation and the other Shareholders of its intent to exercise its right under subsections 11.1 and 11.2 in connection with such issue of Additional Common Shares. If a Shareholder fails to so notify the Corporation or any other Shareholder within the prescribed delay, then such Shareholder shall be conclusively deemed to have waived its right in connection with such issue of Additional Common Shares.

11.3 Non-Subscribing Investors. If one or more Investor(s) has/have, or is/are deemed to have declined to exercise its/their right under subsections 11.1 and
11.2 hereof to subscribe for its/their Proportion of the Additional Common Shares (the "Non-Subscribing Investor(s)") and one or more Investor(s) has/have agreed to exercise such right (the "Subscribing Investor(s)"), each Subscribing Investor shall have the right, within thirty (30) days of the end of the above forty-five (45) day period, to exercise by written notice to the Corporation and the other Shareholders who have accepted to exercise their right under subsections 11.1 and 11.2 (the "Subscribing Shareholder(s)") one of the following options:

11.3.1 subscribe for its proportion (which shall be equal to the number of Common Shares held by such Subscribing Investor in relation to the total number of Common Shares held by all Subscribing Investors, unless otherwise agreed to between themselves) of the Additional Common Shares which could have been subscribed for by the
          Non-Subscribing   Investor(s)   (the   "Non-Subscribing    Investor(s)
          Shares");

11.3.2 lend its proportion (which shall be equal to the number of Common Shares held by such Subscribing Investor in relation to the total number of Common Shares held by all Subscribing Investors, unless otherwise agreed to between themselves) of the Non-Subscribing Investor(s)' Proportion of the Project Funds to the Non- Subscribing Investor(s) on terms and conditions to be agreed upon at the time of the loan, and the Non-Subscribing Investor(s) shall then subscribe for all or part, as the case may be, of its/their Proportion of the Additional Common Shares;

11.3.3 lend its proportion (which shall be equal to the number of Common Shares held by such Subscribing Investor in relation to the total number of Common Shares held by all Subscribing Investors, unless otherwise agreed to between themselves) of the Non-Subscribing Investor(s)' Proportion of the Project Funds to the Corporation on terms and conditions to be agreed upon at the time of the loan. The Subscribing Investor shall, by written notice to that effect sent to the Corporation and the other Shareholders, be entitled to convert such loan into Class B Common Shares within three (3) years of such loan at the Fair Market Value determined on the date of receipt by the Corporation of such notice.

11.4 Failure to notify. If any of the Subscribing Investors fails to notify the Corporation and the other Subscribing Shareholders of its intent to exercise one of the options set forth in subsection 11.3, such Subscribing Investor shall be deemed to have waived its right in connection with such options.

11.5 Option deemed exercised. In the event that there are two Subscribing Investors and both exercise different options pursuant to subsection 11.3, both Subscribing Investors shall be deemed to have exercised the option provided in subsection 11.3.1 notwithstanding any notice to the contrary sent to the Corporation or the other Subscribing Shareholders.

11.6 Additional right. In the event that there are two Subscribing Investors and one Subscribing Investor has or is deemed to have waived its right to exercise one of the options set forth in subsection 11.3 (the "Non-Exercising Subscribing Investor"), the Subscribing Investor who has exercised one of such options (the "Exercising Subscribing Investor") shall have the additional right to exercise, within thirty (30) days of the end of the thirty (30) day period set forth in subsection 11.3, by written notice to the Corporation and the other Subscribing Shareholders, the same option as exercised pursuant to subsection 11.3 for the remaining Non- Subscribing Investor(s) Shares or the remaining Non-Subscribing Investors Proportion of the Project Funds, as the case may be which was originally available to the Non-Exercising Subscribing Investor.

11.7 Compositech's option. If after the exercise or waiver by the Investors of all rights provided in subsections 11.1 to 11.6 inclusively, any Investors' Proportion of the Project Funds are not received by the Corporation either through the subscription of Additional Common Shares or loans to the Corporation and if Compositech is a Subscribing Shareholder, Compositech shall then have the right, within thirty (30) days of the end of the last thirty (30) day period provided for in subsection 11.3 or 11.6 hereof, as the case may be, to exercise by written notice to the Corporation and the other Subscribing Shareholders, one of the following options:

11.7.1    subscribe for all the remaining Non-Subscribing Investor(s) Shares;

11.7.2 lend all the Non-Subscribing Investor(s) remaining proportion of the Project Funds to such Non-Subscribing Investor(s) on terms and conditions agreed upon at the time of the loan and such Non-Subscribing Investor(s) shall then subscribe for its/their proportion of the remaining Additional Common Shares;

11.7.3 lend all the remaining Non-Subscribing Investor(s) Proportion of the Project Funds to the Corporation on terms and conditions to be agreed upon at the time of the loan. Compositech shall, by written notice to that effect sent to the Corporation and the other Shareholders, be entitled to convert such loan into Class B Common Shares within three

          (3) years of such loan at the Fair Market Value determined on the date of receipt by the Corporation of such notice.

11.8 Failure to notify. If Compositech fails to notify the Corporation or any other Subscribing Shareholders of its intent to exercise one of the above-mentioned options, Compositech shall be deemed to have waived its right in connection with such options.

11.9 Compositech Non-Subscribing Shareholder. In the event that Compositech has, or is deemed to have declined to exercise its right under subsections 11.1 and
11.2 hereof to subscribe for its Proportion of the Additional Common Shares and there are one or more Subscribing Investor(s), each Subscribing Investor shall, within thirty (30) days of the end of the forty-five (45) day period set forth in subsection 11.2, have the right to exercise by written notice to the Corporation and the other Subscribing Investor(s) one of the following options:

11.9.1 if the amount of the Project Funds is equal to or lesser than $2,000,000, each Subscribing Investor shall have the right to subscribe for its proportion (calculated among all Subscribing Investors) of a number of shares of Compositech Common Stock equal to the amount of Compositech's Proportion of the Project Funds expressed in US dollars divided by the price per share of Compositech Common
          Stock which shall be equal to the weighted average closing market price per share of the Compositech Common Stock during the 60 trading days immediately preceding such subscription, and Compositech shall use such subscription funds to purchase all or a part, as the case may be, of its Proportion of the Additional Common Shares; or

11.9.2 if the amount of Project Funds is greater than $2,000,000, in addition to the option provided for in subsection 11.9.1, each Subscribing Investor shall have the options provided in subsection 11.3 hereof and the provisions of subsection 11.3 shall apply mutatis mutandis.

11.10 Failure to notify. If any of the Subscribing Investors fails to notify the Corporation and the other Subscribing Investors of its intent to exercise one of the options set forth in subsection 11.9, such Subscribing Investor shall be deemed to have waived its right in connection with such options.

11.11 Option deemed exercised. In the event that there is more than one Subscribing Investor and that subsection 11.9.2 applies, if all Subscribing Investors do not exercise the same option pursuant to such subsection, all Subscribing Investors shall be deemed to have exercised the option provided in subsection 11.3.1 notwithstanding any notice to the contrary sent to the Corporation or other Subscribing Investors.

11.12 Additional right. In the event that there is more than one Subscribing Investor and that one or more of the Subscribing Investors has/have or is/are deemed to have waived its right to exercise one of the options set forth in subsection 11.9.1 or 11.9.2, as the case may be, (the

"Non-Exercising Subscribing Investor(s)"), each Subscribing Investor who has exercised one of such options (the "Exercising Subscribing Investor(s)") shall have the additional right to exercise, within thirty (30) days of the end of the thirty (30) day period set forth in subsection 11.9 , by written notice to the Corporation and the other Subscribing Investors, the same option as it exercised pursuant to subsection 11.9 for the Compositech's remaining Proportion of the Additional Common Shares or of the Project Funds, as the case may be which was originally available to the Non-Exercising Subscribing Investor.

11.13 Sale to any Person. The procedures set forth in this Section 11 shall be repeated, mutatis mutandis, with respect to any Additional Common Shares which have not been subscribed for by a Shareholder or any portion of the Project Funds which has not been loaned to the Corporation until (i) all Shareholders who have been made the most recent additional offer shall have or be deemed to have declined it, or (ii) the total amount of the Project Funds shall have been received by the Corporation either by way of loan or issuance of Additional Common Shares. If upon completion of the above procedures the Corporation has not received the total amount of the Project Funds either by way of loan or issuance of Additional Common Shares, the Corporation shall be free for a period of ninety (90) days thereafter to issue and sell such Additional Common Shares which will not be purchased by a Shareholder (the "Unaccepted Additional Common Shares") for an aggregate subscription price equal to the amount of Project Funds that the Corporation has not receive, to any Person not Affiliated or Related to any Shareholder, on terms not more favourable than those provided in the original offer of the Corporation to issue Additional Common Shares, provided, however, that it shall be a condition precedent to such sale that such Person has executed a counterpart of this Agreement in accordance with subsection 25.6 and has agreed to be bound by the terms and conditions of this Agreement. However, if such Person is a competitor of the Corporation, the Corporation shall send a written notice to that effect to Compositech and the issuance and sale of the Unaccepted Additional Common Shares to such competitor shall be subject to the written approval of Compositech, which approval shall not be unreasonably withheld, and such approval shall be sent to the Corporation within thirty (30) days of the receipt by Compositech of the above mentioned notice. If the Corporation has not received such written approval within the prescribed delays, the sale of any Unaccepted Additional Common Shares to such competitor shall be deemed approved. The purchase by one (1) or more Shareholders of any Additional Common Shares and/or shares of Compositech Common Stock and/or the granting by one (1) of more Shareholders of any loan to a Non-Subscribing Investor, to Compositech or to the Corporation, shall be suspended until the day of the sale by the Corporation to such Person of the Unaccepted Additional Common Shares. If the Corporation is unable to sell such Unaccepted Additional Common Shares to a Person as provided for in this subsection 11.13, then the Corporation shall forthwith advise the Shareholders of same in writing and any Subscribing Shareholder shall have the right to decide not to purchase any Additional Common Shares or shares of Compositech Common Stock and/or not to grant any loan to a Non- Subscribing Investor, to Compositech or to the Corporation by notifying the Corporation and the other Shareholders in writing thereof within five (5) days of having been advised by the Corporation that the Corporation was unable to sell such Unaccepted Additional Common Shares to such Person.

11.14 Proportion among Investors. Notwithstanding any provision of this Section 11, the number of Additional Common Shares issuable by the Corporation to each Subscribing Investor or the amount of Project Funds loaned by each Subscribing Investor shall be determined among the Subscribing Investor(s) and the Subscribing Investor(s) shall send a written notice to that effect, signed by all of them, to the Corporation at the same time as any notice sent by such Subscribing Investor(s) to the Corporation to notify same of its/their intent to exercise its/their right under this Section 11. Furthermore, the number of shares of Compositech Common Stock issuable by Compositech to each Subscribing Investor(s) in the event of application of subsection 11.9.1, shall be determined among the Exercising Subscribing Investor(s) and the Exercising Subscribing Investor(s) shall send a written notice to that effect, signed by all of them, to Compositech at the same time as any notice send by such Subscribing Investor(s) to the Corporation to notify same of its/their intent to exercise its/their right under subsection 11.9.1.

11.15 Closing. The closing in connection with the issuance of Additional Common Shares or shares of Compositech Common Stock to any Shareholder or the loan of any Proportion of the Project Funds to a Non-Subscribing Investor, to Compositech or to the Corporation pursuant to this Section shall be held at the principal offices of the Corporation at 10:00 a.m. on the date which is thirty
(30) days after the expiry of the applicable period under this Section 11 or at such other place, at such other time or on such other date as the parties thereto may agree. The loan of any Proportion of the Project Funds to a Non-Subscribing Investor, to Compositech or to the Corporation and the payment for the Additional Common Shares or shares of Compositech Common Stock being issued shall be made in full at such closing. All payments shall be made by way of bank draft or electronic fund transfer to the Corporation's account, to Compositech's account and/or to the Non-Subscribing Investor's account, as the case may be.

11.16 Rights attached to the Common Shares. All Class B Common Shares issued to an Investor pursuant to the provisions of this Section 11, including any Class B Common Shares issued following a conversion pursuant to the provisions of subsection 11.3.3, shall form part of the shares entitled to be exchanged pursuant to the Stock Exchange Agreement at the exchange rate set forth in the Stock Exchange Agreement.

SECTION 12 - ADDITIONAL FUNDS TO CONTINUE THE OPERATIONS

12.1 Additional Investment. After the completion of the Project, where an additional investment is required due to the advent of any Special Circumstance, the Shareholders agree to use their best efforts to obtain the maximum amount of such required additional investment through financing from a recognized financial institution. Should it be impossible to obtain such financing on conditions reasonably acceptable to all the Shareholders, each Shareholder shall have the option, but not the obligation, to advance its Proportion of the minimum amount of funds which is necessary to eliminate this Special Circumstance (the "Additional Investment") and the Corporation shall be obliged to accept such advance. For the purposes of this Section 12, the Proportion of each Investor shall be the Deemed Proportion. Unless all Shareholders otherwise agree, any amount of Additional Investment shall be repaid by the Corporation to each of the

Shareholders, in and by way of thirty-six (36) equal consecutive, monthly instalments, payable on the first day of each month and bear interest at two percent (2%) above the Prime Rate, calculated from the date of its advance, which interest shall be payable at the same time as each instalment of capital is paid. Any amount of the Additional Investment may, at the option of each Shareholder, be secured by collateral hypothec on all of the property of the Corporation, subject to the provisions of existing credit agreements. The first instalment shall be paid on the first day of the month following the month in which the Additional Investment was disbursed.

12.2 Notice to Shareholders. The Corporation shall notify each Shareholder of its request for an Additional Investment. Each Investor may assign to the other Investors all or a portion of its right to make advances to the Corporation for its Proportion of the Additional Investment. Each Shareholder shall have fourteen (14) days from the receipt of such notice within which to notify the Corporation and the other Shareholders of its intent to advance its Proportion of the Additional Investment. If a Shareholder fails to so notify the Corporation or the other Shareholders within the prescribed delay, then such Shareholder shall be conclusively deemed to have refused to advance its Proportion of the Additional Investment.

12.3 Non-Contributing Investors. If only one of the Investors has agreed to exercise its option under subsections 12.1 and 12.2 hereof to advance its Proportion of the Additional Investment (the "Contributing Investor") and the other Investors have, or are deemed to have, declined to exercise such option (the "Non-Contributing Investors"), the Corporation shall, within five (5) days of the end of the above fourteen (14) day period, be required to offer by written notice to the Contributing Investor the option to advance the Non-Contributing Investors' Proportion of the Additional Investment (the "Non-Contributing Investors' Proportion") before Compositech is offered pursuant to subsection 12.5 the option to advance such Non-Contributing Investors' Proportion. The Contributing Investor shall have seven (7) days from the receipt of the notice mentioned above to notify the Corporation of its intent to exercise its option to advance the Non-Contributing Investors' Proportion, failing which the Contributing Investor shall be deemed to have waived its option in connection with the advance of the NonContributing Investors' Proportion.

12.4 Non-Contributing Investor. If more than one of the Investors have agreed to exercise their option under subsections 12.1 and 12.2 hereof to advance their respective Proportion of the Additional Investment (the "Contributing Investors") and the other Investor has, or is deemed to have, declined to exercise such option (the "Non-Contributing Investor"), the Corporation shall, within five (5) days of the end of the above fourteen (14) day period, be required to offer by written notice to the Contributing Investors the option to advance the NonContributing Investor's Proportion of the Additional Investment (the "Non-Contributing Investor's Proportion") before Compositech is offered pursuant to subsection 12.5 the option to advance such Non-Contributing Investor's Proportion. The Contributing Investors shall, unless otherwise agreed to between themselves, be entitled to advance that proportion of the Non-Contributing Investor's Proportion which is equal to the number of Common Shares held by each of the Contributing Investors in relation to the total number of Common Shares held by both

Contributing Investors. Each of the Contributing Investors shall have seven (7) days from the receipt of the notice mentioned above to notify the Corporation of its intent to exercise its option to advance its proportion of the Non-Contributing Investor's Proportion, failing which it shall be deemed to have waived its preemptive right in connection with the advance of its proportion of the Non-Contributing Investor's Proportion. If only one of the Contributing Investors (the "Final Contributing Investor") agrees to advance its proportion of the NonContributing Investor's Proportion in accordance with this subsection
12.4 and the other Contributing Investor (the "Final Non-Contributing Investor") has declined or is deemed to have declined its right to advance its proportion of the Non-Contributing Investor's Proportion (the "Final Non-Contributing Investor's Proportion") in accordance with this subsection 12.4, then the Corporation shall within five (5) days of the end of the above seven (7) day period, be required to offer by written notice to the Final Contributing Investor the option to advance the Final Non-Contributing Investor's Proportion before Compositech is offered pursuant to subsection 12.5 the option to advance such Final Non-Contributing Investor's Proportion. The Final Contributing Investor shall have seven (7) days from the receipt of the notice mentioned above to notify the Corporation of its intent to exercise its option to advance the Final NonContributing Investor's Proportion, failing which the Final Contributing Investor shall be deemed to have waived its option to advance the Final Non-Contributing Investor's Proportion.

12.5 Shareholders Rights. If (i) one (1) or more Shareholders has or is deemed to have declined its option to advance its Proportion of the Additional Investment, and, (a) in the event the Contributing Investor was offered the option to advance the Non-Contributing Investors' Proportion pursuant to subsection 12.3 and the Contributing Investor has or is deemed to have declined to exercise such option, or (b) in the event the Contributing Investors were offered the option to advance the Non-Contributing Investor's Proportion pursuant to subsection 12.4 and the Contributing Investors have or are deemed to have declined to exercise such option or the Final Contributing Investor has or is deemed to have declined to exercise its option to advance the Final Non-Contributing Investor's Proportion, or (ii) if one (1) or more Shareholders has or is deemed to have declined its option to advance its Proportion of the Additional Investment and subsections 12.3 and 12.4 are not applicable, then the Corporation, within five (5) days of the end of the above fourteen (14) day period provided for in subsection 12.2 or within five (5) days of the end of the last seven (7) day period provided for in subsection 12.3 or 12.4 hereof, as the case may be, shall be required to offer by written notice to the Shareholder(s) who agreed to exercise its or their option under subsections 12.1 and 12.2, the option, in addition to any portion of the Additional Investment such Shareholder(s) has agreed to advance, to advance its or their pro rata share of the Additional Investment for which any other Shareholder(s) has, or is deemed to have, waived its or their option hereunder (collectively the "Remaining Additional Investment Funds"). For the purposes of the preceding, each such Shareholder's pro rata share of the Remaining Additional Investment Funds shall be equal to the proportion that the number of Common Shares held by such Shareholder is to the aggregate of all Common Shares held by all Shareholders who agreed to exercise their option under subsections 12.1 and 12.2 and shall take into account the advances made pursuant to subsections 12.2, 12.3 and 12.4.

12.6 Notice for the Remaining Additional Investment Funds. Each Shareholder who has been offered the option to advance the Remaining Additional Investment Funds by the Corporation pursuant to subsection 12.5 shall have seven (7) days from the receipt of the notice mentioned therein to notify the Corporation of its intent to exercise its option to advance its pro rata share of the Remaining Additional Investment Funds, failing which such Shareholder shall be deemed to have waived its option in connection with the advance of such Remaining Additional Investment Funds.

12.7 Sale to any Person. The procedures set forth in subsections 12.5 and 12.6 shall be repeated, mutatis mutandis, with respect to any Remaining Additional Investment Funds which have not been advanced by a Shareholder until (i) all Shareholders who have been made the most recent additional offer shall have or be deemed to have declined it, or (ii) all the Remaining Additional Investment Funds shall have been advanced by some or all of the Shareholders. If upon completion of the above procedures some or all of the Remaining Additional Investment Funds will not have been advanced by the Shareholders pursuant to the exercise of their options, the Corporation shall be entitled, notwithstanding any provision hereof, for a period of thirty (30) days thereafter to issue and sell such number of Class B Common Shares (the "Person's Common Shares"), to any Person not Affiliated or Related to any Shareholder, at a price per Class B Common Share equal to the Fair Market Value determined on the date of receipt of the first notice of the Corporation pursuant to subsection 12.2, having an aggregate subscription price equal to the amount of Remaining Additional Investment Funds not advanced, provided, however, that it shall be a condition precedent to such sale that such Person has executed a counterpart of this Agreement in accordance with subsection 25.6 and has agreed to be bound by the terms and conditions of this Agreement. However, if such Person is a competitor of the Corporation, the Corporation shall send a written notice to that effect to Compositech and the issuance and sale of the Person's Common Shares to such competitor shall be subject to the written approval of Compositech, which approval shall not be unreasonably withheld, and such approval shall be sent to the Corporation within thirty (30) days of the receipt by Compositech of the above mentioned notice. If the Corporation has not received such written approval within the prescribed delays, the sale of any Person's Common Shares to such competitor shall be deemed approved. The advance of any portion of the Additional Investment by one (1) or more Shareholders, shall be suspended until the day of the sale by the Corporation to such Person of the Person's Common Shares. If the Corporation is unable to sell such Person's Common Shares, to a Person as provided for in this subsection 12.7, then the Corporation shall forthwith advise the Shareholders of same in writing and any Shareholder who has agreed to advance any portion of the Additional Investment shall have the right to decide not to advance such portion of the Additional Investment by notifying the Corporation in writing thereof within five (5) days of having been advised by the Corporation that the Corporation was unable to sell such Person's Common Shares to such Person.

12.8 Special Circumstance. For the purposes of this Section 12, the expression "Special Circumstance" shall mean any circumstance which would result in the imminent bankruptcy of the Corporation or closing down of its manufacturing operations including, without limitation, any obligation imposed by any environmental laws or other laws, but excluding any labour problems. Should there be a disagreement between the Shareholders on the existence of any such Special Circumstance or on the amount of the Additional Investment required, then the Shareholders shall have recourse to the arbitration provisions in accordance with Section 24 hereof.

12.9 Conversion of Additional Investment. Any Shareholder who, pursuant to the provisions of this Section 12, has advanced more than his Proportion of the Additional Investment or any Investor who, pursuant to the provisions of this
Section 12, has advanced more than his Deemed Proportion of the Additional Investment, shall be entitled to convert any advance it has made and any interest accrued thereon, or any part thereof, into Class B Common Shares within three (3) years of such advance, at the Fair Market Value determined on the date of receipt of the first notice of the Corporation pursuant to subsection 12.2, by written notice to that effect sent to the Corporation and the other Shareholders and the Corporation shall issue such Class B Common Shares.

12.10 Proportion among Investors. The proportion of the Additional Investment to be advanced by each Contributing Investor shall be determined among the Contributing Investors and the Contributing Investors shall send a written notice to that effect, signed by them, to the Corporation at the same time as any notice sent by such Contributing Investors to the Corporation to notify same of its/their intent to exercise its/their right under this Section 12. In the event of a conversion by the Contributing Investor(s) of its/their advances into Class B Common Shares, the number of Class B Common Shares issuable by the Corporation to each Contributing Investor pursuant to subsection 12.9 shall be determined among the Contributing Investor(s) and the Contributing Investor(s) shall send a written notice to that effect, signed by it/them, to the Corporation at the same time as each of them exercises its right to convert any portion of the Additional Investment its has advanced to the Corporation.

12.11 Closing. The closing in connection with the conversion of any portion of the Additional Investment into Class B Common Shares by any Shareholder pursuant to subsection 12.9 shall be held at the principal offices of the Corporation at 10:00 a.m. on the date which is thirty (30) days after the exercise by a Shareholder of its right to convert any portion of the Additional Investment advanced to the Corporation, or at such other place, at such other time or on such other date as the parties thereto may agree.

12.12 Rights attached to the Class B Common Shares. All Class B Common Shares issued to an Investor following a conversion pursuant to the provisions of this
Section 12, shall form part of the shares entitled to be exchanged pursuant to the Stock Exchange Agreement at the exchange rate set forth in the Stock Exchange Agreement.

SECTION 13 - PREEMPTIVE RIGHT

13.1 Issuance of Common Shares. Should the Board decide that the Corporation requires additional funds (other than for reasons provided in Section 11 or Section 12) and is unable to obtain such funds from its bankers on commercially reasonable terms, then the Shareholders hereby agree to cause the Corporation to raise such funds by issuing Common Shares from treasury in accordance with this Section 13. Such Common Shares shall be issued at a value per share equal to the Fair Market Value determined at the time of the receipt of the notice from the Corporation given pursuant to subsection 13.2 hereof. Each Shareholder shall have preemptive rights with respect to the issue of such additional Common Shares (the "Additional Shares"), such that the Corporation shall not issue any Additional Shares without offering to each Shareholder the right to subscribe for its Proportion of the Additional Shares to be issued by the Corporation.

13.2 Notice to Shareholders. If the Corporation decides to issue any Additional Shares, then the Corporation shall give detailed notice thereof to each Shareholder. Each Investor may assign to the other Investors all or a portion of its right to subscribe for its Proportion of the Additional Shares. Each Shareholder shall have forty-five (45) days from the receipt of such notice within which to notify the Corporation of its intent to exercise its right under subsections 13.1 and 13.2 in connection with such issue of Additional Shares. If a Shareholder fails to so notify the Corporation within the prescribed delay, then such Shareholder shall be conclusively deemed to have waived its preemptive right in connection with such issue of Additional Shares. If all of the Shareholders waive or are deemed to have waived their preemptive rights in connection with such issue of Additional Shares, then the Corporation shall be free for a period of ninety (90) days thereafter to sell such Additional Shares to any Person not Affiliated or Related to any Shareholder, on terms not more favourable than those provided in the original offer of the Corporation to issue Additional Shares, provided, however, that it is a condition precedent to such sale that such Person has executed a counterpart of this Agreement in accordance with subsection 25.6 and has agreed to be bound by the terms and conditions of this Agreement and any other agreement executed by the parties in connection with this Agreement.

13.3 Declining Investors. If only one of the Investors has agreed to exercise its right under subsections 13.1 and 13.2 hereof to subscribe for its Proportion of the Additional Shares (the "Accepting Investor") and the other Investors have, or are deemed to have, declined to exercise such preemptive right (the "Declining Investors"), the Corporation shall, within seven (7) days of the end of the above forty-five (45) day period, be required to offer by written notice to the Accepting Investor all of the Additional Shares which could have been subscribed for by the Declining Investors (the "Declining Investors' Shares") before Compositech is offered pursuant to subsection 13.5 its pro rata share of such Declining Investors' Shares. The Accepting Investor shall have thirty (30) days from the receipt of the notice mentioned above to notify the Corporation of its intent to exercise its right to subscribe for the Declining Investors' Shares, failing which the Accepting Investor shall be deemed to have waived its preemptive right in connection with the issue of the Declining Investors' Shares.

13.4 Declining Investor. If more than one of the Investors have agreed to exercise their rights under subsections 13.1 and 13.2 hereof to subscribe for their respective Proportion of the Additional Shares (the "Accepting Investors") and the other Investor has, or is deemed to have, declined to exercise such preemptive right (the "Declining Investor"), the Corporation shall, within seven (7) days of the end of the above forty-five (45) day period, be required to offer by written notice to the Accepting Investors all of the Additional Shares which could have been subscribed for by the Declining Investor (the "Declining Investor's Shares") before Compositech is offered pursuant to subsection 13.5 its pro rata share of such Declining Investor's Shares. The Accepting Investors shall, unless otherwise agreed to between themselves, be entitled to subscribe for that proportion of the Declining Investor's Shares which is equal to the number of Common Shares held by each of the Accepting Investors in relation to the total number of Common Shares held by both Accepting Investors. Each of the Accepting Investors shall have thirty (30) days from the receipt of the notice mentioned above to notify the Corporation of its intent to exercise its right to subscribe for its proportion of the Declining Investor's Shares, failing which it shall be deemed to have waived its preemptive right in connection with the issue of its proportion of the Declining Investor's Shares. If only one of the Accepting Investors (the "Final Accepting Investor") agrees to subscribe for its proportion of the Declining Investor's Shares in accordance with this subsection
13.4 and the other Accepting Investor (the "Final Declining Investor") has declined or is deemed to have declined its right to subscribe for its proportion of the Declining Investor's Shares (the "Final Declining Investor's Shares") in accordance with this subsection 13.4, then the Corporation shall within seven
(7) days of the end of the above thirty (30) day period, be required to offer by written notice to the Final Accepting Investor all of the Final Declining Investor's Shares before Compositech is offered pursuant to subsection 13.5 its pro rata share of such Final Declining Investor's Shares. The Final Accepting Investor shall have thirty (30) days from the receipt of the notice mentioned above to notify the Corporation of its intent to exercise its right to subscribe for the Final Declining Investor's Shares, failing which the Final Accepting Investor shall be deemed to have waived its preemptive right in connection with the issue of the Final Declining Investor's Shares.

13.5 Shareholders Rights. If (i) one (1) or more Shareholders has or is deemed to have declined its right to subscribe for its Proportion of the Additional Shares, and, (a) in the event such Additional Shares were offered to the Accepting Investor pursuant to subsection 13.3 and the Accepting Investor has or is deemed to have declined to exercise its right to acquire all of the Declining Investors' Shares, or (b) in the event such Additional Shares were offered to the Accepting Investors pursuant to subsection 13.4 and the Accepting Investors have or are deemed to have declined to exercise their rights to acquire all of the Declining Investor's Shares or the Final Accepting Investor has or is deemed to have declined to exercise its rights to acquire all of the Final Declining Investor's Shares, or (ii) if one (1) or more Shareholders has or is deemed to have declined its right to subscribe for its Proportion of the Additional Shares and subsections 13.3 and 13.4 are not applicable, then the Corporation, within five (5) days of the end of the above forty-five (45) day period provided for in subsection 13.2 or within seven (7) days of the end of the last seven (7) day period provided for in subsection 13.3 or 13.4 hereof, as the case may be, shall be required to offer by written notice to the Shareholder(s) who agreed to exercise its or their right under subsections 13.1 and 13.2 in connection with the initial issue of Additional Shares, to issue to such Shareholder(s), in addition to any Additional Shares such Shareholder(s) agreed to subscribe for, its or their pro rata share of the Additional Shares for which any other Shareholder(s) has, or is deemed to have, waived its or their preemptive right hereunder (collectively the "Unaccepted Additional Shares"). For the purposes of the preceding, each such Shareholder's pro rata share of the Unaccepted Additional Shares shall, unless otherwise agreed to amongst themselves, be equal to the proportion that the number of Common Shares held by such Shareholder is to the aggregate of all Common Shares held by all Shareholders who agreed to exercise their right under subsections 13.1 and 13.2 and shall take into account the Additional Shares subscribed for pursuant to subsections 13.2, 13.3 and 13.4.

13.6 Notice for Unaccepted Additional Shares. Each Shareholder who has been offered to subscribe for Unaccepted Additional Shares by the Corporation pursuant to subsection 13.5 shall have thirty (30) days from the receipt of the notice mentioned therein to notify the Corporation of its intent to exercise its right to subscribe for its pro rata share of such Unaccepted Additional Shares, failing which such Shareholder shall be deemed to have waived its preemptive right in connection with the issue of such Unaccepted Additional Shares.

13.7 Sale to any Person. The procedures set forth in subsections 13.5 and 13.6 shall be repeated, mutatis mutandis, with respect to any Unaccepted Additional Shares which have not been subscribed for by a Shareholder until (i) all Shareholders who have been made the most recent additional offer shall have or be deemed to have declined it, or (ii) all Additional Shares (including Unaccepted Additional Shares) which have been offered by the Corporation pursuant to this Section 13 shall have been subscribed for by some or all of the Shareholders. If upon completion of the above procedures some or all of the Additional Shares which the Corporation intended to issue will not be purchased by the Shareholders pursuant to the exercise of their preemptive rights, the Corporation shall be free for a period of ninety (90) days thereafter to sell such Additional Shares, which will not be purchased by a Shareholder, to any Person not Affiliated or Related to any Shareholder, on terms not more favourable than those provided in the original offer of the Corporation to issue Additional Shares, provided, however, that it shall be a condition precedent to such sale that such Person has executed a counterpart of this Agreement in accordance with subsection 25.6 and has agreed to be bound by the terms and conditions of this Agreement. However, if such Person is a competitor of the Corporation, the Corporation shall send a written notice to that effect to Compositech and the issuance and sale of such Additional Shares to such competitor shall be subject to the written approval of Compositech, which approval shall not be unreasonably withheld, and such approval shall be sent to the Corporation within thirty (30) days of the receipt by Compositech of the above mentioned notice. If the Corporation has not received such written approval within the prescribed delays, the sale of any Additional Shares to such competitor shall be deemed approved. The purchase of Additional Shares (including Unaccepted Additional Shares) by one (1) or more Shareholders, shall be suspended until the day of the sale by the Corporation to such Person of the Additional Shares (including Unaccepted Additional Shares) which have not been subscribed for by a Shareholder. If the Corporation is unable to sell such Additional Shares which have not been subscribed for by a Shareholder, to a Person as provided for in this subsection 13.7, then the Corporation shall forthwith advise the Shareholders of same in writing and any Shareholder who has agreed to subscribe for Additional Shares (including Unaccepted Additional Shares) shall have the right to decide not to purchase such Additional Shares by notifying the Corporation in writing thereof within five (5) days of having been advised by the Corporation that the Corporation was unable to sell such Additional Shares to such Person.

13.8 Closing. Subject to subsection 13.7, the closing in connection with the issuance of Additional Shares to any Shareholder or Person pursuant to subsections 13.1 to 13.7 shall be held at the principal offices of the Corporation at 10:00 a.m. on the date which is thirty (30) days after the expiry of the applicable period under subsections 13.2 to 13.7, as the case may be, or at such other place, at such other time or on such other date as the parties thereto may agree. Payment for the Additional Shares being issued shall be made in full at such closing. All payments shall be made by way of bank draft or electronic fund transfer to the Corporation's account.

13.9 Proportion among Investors. The proportion of the Additional Shares to be subscribed for by each Investor shall be determined among the Investors and the Investors shall send a written notice to that effect, signed by them, to the Corporation at the same time as any notice sent by such Investors to the Corporation to notify same of its/their intent to exercise its/their right under this Section 13.

13.10 Rights attached to the Additional Shares. All Additional Shares issued to an Investor pursuant to the provisions of this Section 13 shall form part of the shares entitled to be exchanged pursuant to the Stock Exchange Agreement at the exchange rate set forth in the Stock Exchange Agreement.

SECTION 14 - ALIENATION OF SHARES

14.1 Alienation prohibited. Unless otherwise provided for in accordance with the terms hereof or the Stock Exchange Agreement, no Shareholder shall transfer, assign, cede, pledge, mortgage, hypothecate, charge or otherwise encumber, alienate or dispose of in any manner whatsoever the whole or any part of its Shares without first obtaining the written consent of the other Shareholders.

14.2 Transfer to Permitted Transferee by Compositech. Notwithstanding subsection
14.1 and Section 15, Compositech may transfer all (but not less than all) of its Shares to a Permitted Transferee, provided that:

14.2.1 the Permitted Transferee has undertaken in writing to be bound by the provisions hereof;

14.2.2 the Permitted Transferee has agreed, in form and terms satisfactory to the legal counsel of the Corporation, acting reasonably, that as long as it shall hold such Shares it shall (i) remain a corporation or a limited liability company, (ii) have no assets other than the Shares
          (iii) not conduct any business other than that of holding the Shares, and (iv) be bound by the terms and conditions of this Agreement as if the Permitted Transferee had been an original party to this Agreement; and

14.2.3 Compositech has agreed prior to such assignment, in form and terms satisfactory to the legal counsel of the Corporation, acting reasonably, that as long as the Permitted Transferee holds such Shares, Compositech shall (i) not transfer to any Person the ownership (either registered, beneficial, in trust or otherwise) of any issued and outstanding share, equity security or ownership, participatory or profit interest in the Permitted Transferee or otherwise transfer the control of the Permitted Transferee by any mechanism whatsoever, (ii) not be relieved of its obligations hereunder and continue to be solidarily bound with the Permitted Transferee (each waiving the benefit of division and discussion) by this Agreement as if it continued to be a Shareholder, (iii) represent the Permitted Transferee in all of the Permitted Transferee's dealings with the Corporation and the other Shareholders, and (iv) solidarily with the Permitted Transferee (each waiving the benefit of division and discussion) be liable to the other parties for the obligations of the Permitted Transferee under this Agreement.

     If the Permitted Transferee fails to perform or fulfil any of its obligations hereunder, then any party may require by notice to Compositech that the Permitted Transferee be forthwith liquidated and its assets (including, without limitation, the Shares held by the Permitted Transferee) distributed to Compositech.

     In the event of a transfer by Compositech of its Shares to a Permitted Transferee, Compositech shall remain bound by the Stock Exchange Agreement, the Compositech Subscription Agreement, the License Agreement, the Sales Agency and Marketing Agreement and the Technical Services Agreement.

14.3 Transfers between Investors and to Permitted Transferee. Notwithstanding any provision of this Agreement, any of the Investors may transfer all or part of its Shares to any other Investor(s), to a Permitted Transferee, to any Governmental Body of or controlled by the Government of Quebec or to a limited partnership controlled by such Investor or by any Governmental Body of or controlled by the Government of Quebec or of which such Investor or such Governmental Body of or controlled by the Government of Quebec holds the majority of the limited partnership units (the "Limited Partnership"), at any time and from time to time without being subject to the other terms and conditions in this Section 14 or in Section 15; provided however, none of the Investors shall be permitted to transfer its Shares to a Permitted Transferee, any Governmental Body of or controlled by the Government of Quebec or to a Limited Partnership unless such Permitted Transferee, Governmental Body or
Limited Partnership shall have first (i) executed a counterpart of this Agreement in accordance with subsection 25.6, and (ii) have agreed, in form and terms satisfactory to the legal counsel of the Corporation, acting reasonably, that as long as it shall hold such Shares it shall be bound by the terms and conditions of this Agreement, as if the Permitted Transferee, the Governmental Body or the Limited Partnership had been an original party to this Agreement as a Shareholder and an Investor.

SECTION 15 - RIGHTS OF FIRST REFUSAL AND PIGGY BACK

15.1 Exchange by Investors. Notwithstanding subsection 14.1, if, at any time after the third anniversary of the date hereof, one or more Investors (the "Offering Investor") wishes to exchange all or a portion of its Shares for shares of Compositech Common Stock as provided in the Stock Exchange Agreement, the Offering Investor shall make an irrevocable offer (the "Exchange Offer") in accordance with the procedures set forth hereinafter:

15.1.1 The Offering Investor shall first offer to the other Investors (the "Other Investors") the option to purchase such Shares (the "Offered Shares") at the purchase price provided in subsection 15.1.3 and in accordance with subsection 15.6. Should one or more of the Other Investors exercise such option to purchase all of the Offered Shares, the Offering Investor shall sell to such Other Investor(s) the Offered Shares, for which it has delivered notice(s) of exercise, in accordance with this Agreement and the terms and conditions of the Exchange Offer.

15.1.2 Unless the Other Investor(s) have elected within the time required to exercise their option pursuant to subsection 15.1.1 such that all of the Offered Shares shall be purchased by the Other Investor(s), the option of the Other Investors shall expire, neither of the Other Investors shall be eligible to purchase the Offered Shares, and the Offering Investor shall be free for a period of sixty (60) days from the end of the expiration of the last offer period, to exchange all (but not less than all) of the Offered Shares pursuant to the Stock Exchange Agreement. If no exchange takes place within the sixty (60) day period referred to in this subsection, then the Offering Investor shall not exchange the Offered Shares without again following and being subject to this Section 15.

15.1.3 The purchase price per Offered Share of an Offering Investor wishing to exchange its Shares for shares of Compositech Common Stock shall be the greater of: (i) the weighted average closing market price per share of Compositech Common Stock during the thirty (30) trading days immediately preceding the Exchange Offer, or (ii) the weighted average closing market price per share of Compositech Common Stock during the period between the date of the Exchange Offer and the date of receipt of the first notice from either of the Other Investors indicating its exercise of the option to purchase the Offered Shares, multiplied by the number of shares of Compositech Common Stock the Offering Investor would have received if it had exchanged the Offered Shares as provided in the Stock Exchange Agreement (such product to be expressed in Canadian dollars), the whole divided by the number of Offered Shares.

15.2 Investors receiving an offer. Notwithstanding subsection 14.1, if, at any time on or after the third anniversary of the date hereof, one or more Investors (the "Offering Investor") receives an irrevocable offer (the "TP Offer") from a Person acting at Arm's Length to the Offering Investor (the "TP Offeror") to purchase for cash (all of which is payable at closing) all

(but not less than all) of the Shares held by the Offering Investor, which TP Offer the Offering Investor wishes to accept, the following procedures shall apply:

15.2.1 The Offering Investor shall first offer to the other Investors (the "Other Investors") options to purchase such Shares (the "Offered Shares") in accordance with subsection 15.6. Should one or more of the Other Investors exercise such options so as to purchase all of the Offered Shares, the Offering Investor shall sell to each of such Other Investors the Offered Shares, for which it has delivered notice(s) of exercise, in accordance with this Agreement and the terms and conditions of the TP Offer.

15.2.2 Unless one or more of the Other Investors elects within the time required to exercise options pursuant to subsection 15.2.1 such that all of the Offered Shares shall be purchased by the Other Investors, then the Offering Investor shall offer the Offered Shares which were unaccepted by the Other Investors (the "Unaccepted Offered Shares") to Compositech in accordance with the procedures set forth in subsection 15.6.

15.2.3 Should Compositech exercise its option pursuant to subsection 15.2.2 so as to purchase all of the Unaccepted Offered Shares, the Offering Investor shall sell to the other Investors the Offered Shares for which they have delivered notice of exercise and to Compositech the Unaccepted Offered Shares for which it has delivered notice of exercise, in accordance with this Agreement and the terms and conditions of the TP Offer.

15.2.4 Unless the Other Investors and/or Compositech (the "Other Shareholders") have elected within the time required to exercise their options pursuant to subsections 15.2.1 and/or 15.2.2 such that all of the Offered Shares shall be purchased by the Other Shareholders, the option of the Other Shareholders shall expire, none of the Other Shareholders shall be eligible to purchase the Offered Shares, and the Offering Investor shall be free for a period of ninety (90) days from the end of the expiration of the last offer period to sell all (but not less than all) of the Offered Shares to the TP Offeror on the terms and conditions provided in the TP Offer, provided, however, that it shall be a condition precedent to the right of the Offering Investor to sell the Offered Shares that the TP Offeror has executed a counterpart of this Agreement in accordance with subsection 25.6 and has agreed to be bound by the terms and conditions of this Agreement, as if the TP Offeror had been an original party to such agreement in place of the Offering Investor. If no sale takes place within the ninety (90) day period referred to in this subsection, then the Offering Investor shall not transfer the Offered Shares without again following and being subject to this Section 15.

15.3 Investors making an offer. Notwithstanding subsection 14.1, if, at any time on or after the third anniversary of the date hereof, one or more Investors (the "Offering Investor") wishes to sell all (but not less than all) of the Shares held by the Offering Investor, the Offering Investor shall make an irrevocable offer (the "Investor Offer") in accordance with the procedures set forth hereinafter:

15.3.1 The Offering Investor shall first offer to the other Investors (the "Other Investors") options to purchase such Shares (the "Offered Shares") in accordance with subsection 15.6. Should one or more of the Other Investors exercise such options so as to purchase all of the Offered Shares, the Offering Investor shall sell to each of such Other Investors the Offered Shares, for which it has delivered notice(s) of exercise, in accordance with this Agreement and the terms and conditions of the Investor Offer.

15.3.2 Unless one or more of the Other Investors elects within the time required to exercise options pursuant to subsection 15.3.1 such that all of the Offered Shares shall be purchased by the Other Investors, then the Offering Investor shall offer the Offered Shares which were unaccepted by the Other Investors (the "Unaccepted Offered Shares") to Compositech in accordance with the procedures set forth in subsection 15.6.

15.3.3 Should Compositech exercise its option pursuant to subsection 15.3.2 so as to purchase all of the Unaccepted Offered Shares, the Offering Investor shall sell to the other Investors the Offered Shares for which they have delivered notice of exercise and to Compositech the Unaccepted Offered Shares for which it has delivered notice of exercise, in accordance with this Agreement and the terms and conditions of the Investor Offer.

15.3.4 Unless the Other Investors and/or Compositech (the "Other Shareholders") have elected within the time required to exercise their options pursuant to subsections 15.3.1 and/or 15.3.2 such that all of the Offered Shares shall be purchased by the Other Shareholders, the option of the Other Shareholders shall expire, none of the Other Shareholders shall be eligible to purchase the Offered Shares, and the Offering Investor shall be free for a period of ninety (90) days from the end of the expiration of the last offer period to sell all (but not less than all) of the Offered Shares to a Person acting at Arm's Length to the Offering Investor (the "Third Party") on the terms and conditions provided in the Investor Offer, provided, however, that it shall be a condition precedent to the right of the Offering Investor to sell the Offered Shares that the Third Party has executed a counterpart of this Agreement in accordance with subsection 25.6 and has agreed to be bound by the terms and conditions of this Agreement, as if the Third Party Offeror had been an original party to such agreement in place of the Offering Investor. If no sale takes place within the ninety (90) day period referred to in this subsection, then the Offering Investor shall not transfer the Offered Shares without again following and being subject to this Section 15.

15.4 Compositech receiving an offer. Notwithstanding subsection 14.1, if, at any time on or after the third anniversary of the date hereof, Compositech receives an irrevocable offer (the "TP Offer") from a Person acting at Arm's Length to Compositech (the "TP Offeror") to purchase for cash (all of which is payable at closing) all (but not less than all) of the Shares held by Compositech (the "Offered Shares"), which Compositech wishes to accept, the following procedures shall apply:

15.4.1 Compositech shall offer the Offered Shares to the Investors (together the "Other Shareholders") in accordance with the procedures set forth in subsection 15.6.

15.4.2 Should one or more of the Other Shareholders exercise options pursuant to subsection 15.4.1 so as to purchase all of the Offered Shares, Compositech shall sell to each such Other Shareholder the Offered Shares for which it has delivered notice(s) of exercise, in accordance with this Agreement and the terms and conditions of the TP Offer.

15.4.3 Unless one or more Other Shareholders elects within the time required to exercise its options pursuant to subsection 15.4.1 such that all of the Offered Shares shall be purchased by the Other Shareholders, the option of the Other Shareholders shall expire, none of the Other Shareholders shall be eligible to purchase the Offered Shares, and Compositech shall be free for a period of ninety (90) days from the end of the expiration of the last offer period, to sell all (but not less than all) of the Offered Shares to the TP Offeror on the terms and conditions provided in the TP Offer, provided, however, that it shall be a condition precedent to the right of Compositech to sell the Offered Shares that the TP Offeror has executed a counterpart of this Agreement in accordance with subsection 25.6 and has agreed to be bound by the terms and conditions of this Agreement, as if the TP Offeror had been an original party to such agreement in place of Compositech. If no sale takes place within the ninety (90) day period referred to in this subsection, then Compositech shall not transfer the Offered Shares without again following and being subject to this
          Section 15.

15.4.4 In the event of a sale by Compositech of its Offered Shares pursuant to this subsection 15.4, Compositech shall remain bound by the Stock Exchange Agreement and by the Compositech Subscription.

15.5 Compositech making an offer. Notwithstanding subsection 14.1, if, at any time on or after the third anniversary of the date hereof, Compositech wishes to sell all (but not less than all) of the Shares held by Compositech (the "Offered Shares"), Compositech shall make an irrevocable offer (the "Compositech Offer") in accordance with the procedures set forth hereinafter:

15.5.1 Compositech shall offer the Offered Shares to the Investors (together the "Other Shareholders") in accordance with the procedures set forth in subsection 15.6.

15.5.2 Should one or more of the Other Shareholders exercise options pursuant to subsection 15.5.1 so as to purchase all of the Offered Shares, Compositech shall sell to each such Other Shareholder the Offered Shares for which it has delivered notice(s) of exercise, in accordance with this Agreement and the terms and conditions of the Compositech Offer.

15.5.3 Unless one or more Other Shareholders elects within the time required to exercise its options pursuant to subsection 15.5.1 such that all of the Offered Shares shall be purchased by the Other Shareholders, the option of the Other Shareholders shall expire, none of the Other Shareholders shall be eligible to purchase the Offered Shares, and Compositech shall be free for a period of ninety (90) days from the end of the expiration of the last offer period, to sell all (but not less than all) of the Offered Shares to a Person acting at Arm's Length to Compositech (the "Third Party") on the terms and conditions provided in the Compositech Offer, provided, however, that it shall be a condition precedent to the right of Compositech to sell the Offered Shares that the Third Party has executed a counterpart of this Agreement in accordance with subsection 25.6 and has agreed to be bound by the terms and conditions of this Agreement, as if the Third Party had been an original party to such agreement in place of Compositech. If no sale takes place within the ninety (90) day period referred to in this subsection, then Compositech shall not transfer the Offered Shares without again following and being subject to this
          Section 15.

15.5.4 In the event of a sale by Compositech of its Offered Shares pursuant to this subsection 15.5, Compositech shall remain bound by the Stock Exchange Agreement and by the Compositech Subscription.

15.6 Procedure for Offers. Offers by the Offering Investor (pursuant to subsection 15.1, 15.2 or 15.3) or Compositech (pursuant to subsection 15.4 or 15.5) (the "Offering Shareholder") to the Other Investors (pursuant to subsection 15.1.1, 15.2.1 or 15.3.1), Compositech (pursuant to subsection 15.2.2 or 15.3.2) or the Other Shareholders (pursuant to subsection 15.4.1 or 15.5.1) (the "Offeree Shareholders") shall be conducted in accordance with the following procedures:

15.6.1 The Offering Shareholder shall deliver a notice of its desire to sell the Offered Shares in accordance with the terms of the Offer to the Offeree Shareholders, and then each of the Offeree Shareholders shall have an option to acquire its Proportionate Share of the Offered Shares or, if subsection 15.2.2 applies, the Unaccepted Offered Shares (the "First Offer"). Each of the Offeree Shareholders who elects to exercise its option under this subsection shall deliver a notice to the Offering Shareholder, each other Offeree Shareholder and the Corporation indicating its exercise of the option, such notice to be sent no later than thirty (30) days and, if the Offer is made pursuant to subsection 15.1, no later than fifteen (15) days after the date on which the notice is received, after which time the option hereby granted to the Offeree Shareholders shall expire.

15.6.2 If after the First Offer or any Additional Offer made pursuant to this subsection 15.6.2 (the "Prior Offers"), there remains Offered Shares that the Offeree Shareholders have not accepted in the Prior Offers (the "Remaining Offered Shares"), the Offering Shareholder shall deliver a notice to the Offeree Shareholders that accepted the last such offer (the "Accepting Offeree Shareholders"), of each such Accepting Offeree Shareholder's option to purchase its Proportionate Share of the Remaining Offered Shares (an "Additional

          Offer"). Each Accepting Offeree Shareholders who elects to exercise its option under this subsection shall deliver a notice to the Offering Shareholder, each other Accepting Offeree Shareholder and the Corporation indicating its exercise of the option, such notice to be sent no later than ten (10) days after the date on which the notice of the Additional Offer is received, after which time the option hereby granted to the Accepting Offeree Shareholders shall expire. The Offering Shareholder shall continue to make offers pursuant to this subsection 15.6.2 until there is no Accepting Offeree Shareholders or no Remaining Offered Shares.

15.7 Validity of Offer and Closing provisions. Each offer made pursuant to subsections 15.1, 15.2, 15.3, 15.4 and 15.5 shall be in a writing signed by the Offering Shareholder and addressed to the Offeree Shareholders and shall:

15.7.1 identify the subsection pursuant to which it is delivered and identify and provide particulars of the Offered Shares; (in the event of an Exchange Offer, such particulars shall include the agreement or Section of this Agreement pursuant to which the Offered Shares were issued and the date(s) on which the Offered Shares were issued)

15.7.2 require that the sale of the Offered Shares be on the same terms and conditions as the TP Offer; (this provision shall not apply in the event of an Exchange Offer, an Investor Offer or a Compositech Offer)

15.7.3 provide for the deliverance by the TP Offeror of a letter of credit, surety bond or similar security in form and substance satisfactory to the Offeree Shareholders, acting reasonably, as security for the payment of the purchase price of the Offered Shares; (this provision shall not apply in the event of an Exchange Offer, an Investor Offer or a Compositech Offer)

15.7.4 state the purchase price per Offered Share, which purchase price shall be payable in full, in cash, in Canadian dollars at Closing;

15.7.5 state the name and address of the TP Offeror to whom it proposes to sell the Offered Shares, and include a copy of the TP Offer; (this provision shall not apply in the event of an Exchange Offer, an Investor Offer or a Compositech Offer)

15.7.6 provide that the Closing shall be held at the principal offices of the Corporation at 10:00 a.m. on the Closing Date, or at such other place, at such other time or on such other date as the parties thereto may agree, in accordance with the following terms and conditions:

                    15.7.6.1 at Closing, the Offering Shareholder shall deliver to the Offeree Shareholders who have accepted an Offer (the "Purchaser") certificates representing the Offered Shares being transferred, which certificates shall be accompanied by a duly executed assignment of the Offered Shares to the Purchaser;

                    15.7.6.2 payment for the Offered Shares being transferred shall be made in full at Closing. All payments shall be made by way of bank draft or electronic fund transfer to the Offering Shareholder's account in Canada (in the United States if the Offering Shareholder is Compositech);

                    15.7.6.3 at Closing, the Offering Shareholder shall deliver to the Purchaser a written warranty that:

                    15.7.6.3.1 there are no contractual or other restrictions on the transfer of the Offered Shares being transferred (other than the restrictions set out in the Articles of Incorporation and in this Agreement), and

                    15.7.6.3.2 the Offering Shareholder  is the  registered  and beneficial owner of the Offered Shares being transferred with full right, title and authority to transfer such Offered Shares to the Purchaser, free and clear of all claims, liens and other encumbrances whatsoever;

                    15.7.6.4 if there is more than one Purchaser, then the obligations of each Purchaser in connection with the purchase of the Offered Shares shall be independent of the obligations of the other Purchaser in that regard. If, however, at the Closing one of the Purchasers fails to pay for its Offered Shares but the other Purchasers pay for their Offered Shares, then the Offering Shareholder shall not be obliged to proceed with the Closing with the other Purchasers;

                    15.7.6.5 at Closing, all necessary and proper corporate proceedings required by counsel for the Purchaser, acting reasonably, shall be taken for the transfer of the Offered Shares;

                    15.7.6.6 if the Purchaser fails at the Closing to pay for its Offered Shares, provided that the Offering Shareholder has fulfilled all of its obligations hereunder, then without prejudice to the other rights of the Offering Shareholder, the purchase price for the Offered Shares shall bear interest from the date of Closing until paid in full at a rate of interest per annum equal to the Prime Rate plus three percent (3%). Such interest shall be payable on demand;

                    15.7.6.7 at Closing, the Offering Shareholder shall deliver to the Corporation signed resignations of all of its nominees as directors, officers and employees of the Corporation unless waived by the Corporation;

                    15.7.6.8 if the Offering Shareholder is bound by a guarantee whereby such Offering Shareholder has guaranteed the payment of any debt or liability of the Corporation or if the Offering Shareholder has granted any advance to the Corporation, then the Purchaser shall use all reasonable efforts to cause such guarantee to be released and cancelled at Closing and/or such advance to be reimbursed at Closing, failing which the Purchaser shall agree to indemnify and hold the Offering Shareholder harmless from all claims, costs, demands and actions suffered or incurred after the Closing resulting from, arising out of, or relating to such guarantee or such advances;

                    15.7.6.9 if any of the conditions set forth in this subsection 15.7.6 made for the exclusive benefit of the Purchaser are not satisfied at the Closing, then the Purchaser may, at its option, either:

                    15.7.6.9.1 refuse to proceed with the Closing, or

                    15.7.6.9.2 proceed with the Closing,

                    in either case without prejudice to its remedies and recourses against the Offering Shareholder as a result of such condition not being satisfied;

                    15.7.6.10 however, if at Closing the Offered Shares being transferred are not free and clear of all claims, liens and other encumbrances whatsoever, the Purchaser may, without prejudice to any other rights which it may have, purchase such Offered Shares subject to such claims, liens and other encumbrances. In that event, the Purchaser shall at the Closing assume all obligations and liabilities with respect to such claims, liens and encumbrances and the purchase price payable by the Purchaser for such Offered Shares shall be satisfied, in whole or in part, as the case may be, by such assumption. The amount so assumed shall reduce the purchase price payable at Closing;

                    15.7.6.11 if the Offering Shareholder fails to complete the transaction, then the amount which the Purchaser would otherwise be required to pay to the Offering Shareholder at Closing may be deposited by the Purchaser into an interest-bearing trust account in the name of the Offering Shareholder at the bank branch used by the Corporation. Upon making such deposit and giving the Offering Shareholder notice thereof, the purchase of the Offering Shareholder's Offered Shares by that Purchaser shall be deemed to have been fully completed and all right, title, benefit and interest in and to the Offered Shares be deemed to have been transferred and assigned to and vested in the Purchaser. The Offering Shareholder shall be entitled to receive the amount deposited in the trust account upon satisfying the Offering Shareholder's obligations pursuant to subsection 15.2;

                    15.7.6.12 the Offering Shareholder hereby irrevocably nominates, constitutes and appoints each Purchaser as its true and lawful mandatary and agent for, in the name of and on behalf of the Offering Shareholder to execute and deliver in the name of the Offering Shareholder all such instruments as may be necessary to effectively transfer the Offered Shares being sold to the Purchaser. The Offering Shareholder hereby ratifies and confirms, and agrees to ratify and confirm, all that Purchaser may lawfully do or cause to be done by virtue of such appointment and power of attorney;

                    15.7.6.13 it is recognized that serious and irreparable damage for which monetary damages would not be an adequate remedy would result to the Purchaser from the violation of the provisions of this Section 15. Each party agrees that, in addition to any and all remedies available to the Purchaser in the event of a violation of such covenants, such Purchaser shall have the immediate remedy of injunction or such other relief as may be decreed or issued by any court of competent jurisdiction to enforce this Section 15.

15.7.7    in the  event  that  an  Investor  receives  a TP  Offer  pursuant  to subsection 15.2.4 and the TP Offeror is a competitor of the Corporation or supplier of main raw materials to the Corporation, the sale of any Shares to the TP Offeror by the Offering Investor pursuant to subsection 15.2.4 shall be subject to the written approval of Compositech, which approval shall not be unreasonably withheld, and such approval shall be sent to the Offering Investor within thirty
          (30) days of the receipt by Compositech of the offer of the Unaccepted Offered Shares pursuant to subsection 15.2.2. If the Offering Investor has not received such written approval within the prescribed delays, the sale of any Shares to the TP Offeror shall be deemed approved.

15.8 Piggy Back - Investors. If Compositech receives a TP Offer pursuant to subsection 15.4 or makes a Compositech Offer pursuant to subsection 15.5, each Investor shall have the right, at such Investor's option, in lieu of exercising options to purchase Offered Shares, to require that all of the Shares held by such Investor be included in any sale to the TP Offeror or Third Party, together with the Offered Shares, on terms and conditions which are identical to those offered by the TP Offeror to Compositech pursuant to the TP Offer or to those made pursuant to the Compositech Offer, as the case may be and it shall be a condition precedent of the right of Compositech to sell any Offered Shares that the TP Offeror or Third Party purchase all the Shares held by an Investor exercising the right granted in this subsection 15.8. If an Investor wishes to exercise the right granted in this subsection 15.8, then it shall do so by giving written notice thereof to Compositech at any time prior to the end of the expiration of the last offer period of Compositech to sell Offered Shares to the Investors. For greater certainty, the provisions of this subsection 15.8 shall only apply if all of the Offered Shares are not purchased by one or more of the Investors under subsection 15.4 or 15.5 and are sold to the TP Offeror or the Third Party by Compositech.

15.9 Corporation's obligations. The Corporation shall record each transfer of Shares provided, however, that the Corporation shall refuse to record a transfer of Shares made in contravention of this Agreement.

15.10 Offers irrevocable. All Offers and TP Offers are irrevocable for the period of time during which they are open for acceptance.

15.11 Share Certificates. The Corporation shall cause, and the Shareholders shall vote their Shares to cause the Corporation to cause, all certificates for Shares to be endorsed with the following inscription:

          "Ownership, alienation and encumbrance of the Shares represented by this certificate are subject to the terms of the Unanimous Shareholders Agreement of Lamines CTEK Inc. dated October 16, 1997, a copy of which is on file at the registered office of Lamines CTEK Inc."

SECTION 16 - EXCHANGE RIGHTS

16.1 Exchange rights. Compositech hereby confirms that any Shares held at any time by an Investor pursuant to this Agreement, shall form part of the shares entitled to be exchanged pursuant to the Stock Exchange Agreement at the exchange rate set forth in the Stock Exchange Agreement. Furthermore, in the event of a transfer by an Investor of any of its Shares in conformity with this Agreement, Compositech hereby confirms that the transferee of such Shares shall benefit from those exchange rights contemplated in the Stock Exchange Agreement at the exchange rate set forth in the Stock Exchange Agreement.

SECTION 17 - OPTION TO SELL

17.1 Termination of License Agreement or Sales Agency and Marketing Agreement. If, at the initiative of Compositech, the License Agreement or the Sales Agency and Marketing Agreement is terminated or not renewed, the Shareholders hereby agree and undertake to determine or have determined, within thirty (30) days of such termination or non-renewal, the Fair Market Value of the Shares as of the date of such termination or non-renewal, (which Fair Market Value shall, at the request of a Selling Investor (as hereinafter defined), be determined as if the License Agreement and/or the Sales Agency and Marketing Agreement was/were still in force). Notwithstanding the provisions of Sections 14 and 15, each Investor (the "Selling Investor") shall, after such determination, have the option, at any time, to sell to Compositech, which shall have the obligation to purchase, its Shares at a price per share equal to such Fair Market Value of said Shares, the whole in addition to the Selling Investor's right to exchange its Shares for shares of Compositech Common Stock.

17.2 Notice to Compositech. To exercise its foregoing option, the Selling Investor shall give written notice to that effect to Compositech and each other Investor of its wish to sell its Shares.

17.3 Closing. The closing in connection with the purchase by Compositech of a Selling Investor's Shares pursuant to subsection 17.1 shall be held at the principal offices of the Corporation at 10:00 a.m. on the date which is sixty
(60) days after the receipt by Compositech of the notice under subsection 17.2, or at such other place, at such other time or on such other date as the parties thereto may agree. Payment for the Selling Investor's Shares being purchased by Compositech shall be made in full at such closing. All payments shall be made by way of certified cheque or electronic fund transfer to the Selling Investor's account.

SECTION 18 - FORCED SALE OF THE CORPORATION

18.1 Termination of Sales Agency and Marketing Agreement. If at the initiative of the Corporation the Sales Agency and Marketing Agreement is terminated pursuant to subsection 21.1 of the Sales Agency and Marketing Agreement or not renewed and at least one Investor remains a Shareholder, the Shareholders hereby agree that the following provisions shall apply:

18.1.1 each Entity shall seek a written offer, which it is willing to accept, from any Person not Affiliated or Related to any Shareholder (the "Buyer") to purchase all the issued and outstanding Shares held by all the Shareholders or to purchase all the assets of the Corporation as an on-going concern. The Entity (the "Receiving Entity") receiving such an offer (the "Offer to Purchase") shall send a copy of the Offer to Purchase to the other Entity (the "Other Entity") within thirty
          (30) days of its receipt;

18.1.2 the Other Entity shall, within thirty (30) days of receipt of a copy of the Offer to Purchase, notify the Receiving Entity of its intent to:

                    18.1.2.1 accept the Offer to Purchase in which case both Parties shall sell all their Shares or shall consent to the sale of the assets of the Corporation to the Buyer in accordance with the terms and conditions of the Offer to Purchase; or

                    18.1.2.2 refuse the Offer to Purchase in which case the Other Entity shall be obliged to purchase all the Shares held by the Receiving Entity on terms and conditions which are identical to those offered by the Buyer to the Receiving Entity pursuant to the Offer to Purchase. If the Offer to Purchase is for the assets of the Corporation, the purchase price per Share held by the Receiving Entity shall be equal to the purchase price set forth in the Offer to Purchase (net of any debts related to such assets and taxes) divided by the aggregate number of issued and outstanding Shares held by all the Shareholders.

18.2 Delays for the forced sale. If within twenty-four (24) months of the notice of termination or non-renewal, an Offer to Purchase has not been accepted by the Shareholders nor has one Entity sold all his Shares to the other Entity pursuant to subsection 18.1, the Shareholders agree to proceed with the winding-up, dissolution or liquidation of the Corporation within two (2) months of the twenty-four (24) month period.

18.3 Closing. The closing in connection with the purchase of the Shares or assets of the Corporation by the Buyer or the purchase by the Other Entity of all the issued and outstanding Shares of the Receiving Entity pursuant to this
Section 18 shall be held at the principal offices of the Corporation at 10:00 a.m. on the date which is thirty (30) days after the expiry of the applicable period under this Section 18 or at such other place, at such other time or on such other date as the parties thereto may agree. Any payment shall be made in full at such closing. All payments shall be made by way of bank draft or electronic fund transfer to the Corporation's account or to a Shareholder's account, as the case may be. Each of the parties hereby undertakes to act in the best interest of the Corporation until such closing.

18.4 Validity of Offer. The Offer to Purchase shall be in writing signed by the Buyer and addressed to the Shareholders and shall:

18.4.1    state the name and address of the Buyer;

18.4.2 state the purchase price per Share or of the assets, which purchase price shall be payable in full, in cash, in Canadian dollars at closing;

18.4.3 state all the terms and conditions of the purchase of the Shares or assets;

18.4.4 provide for the deliverance by the Buyer of a letter of credit, surety bond or similar security in form and substance satisfactory to the Shareholders, acting reasonably, as security for the payment of the purchase price of the Shares or assets of the Corporation, as the case may be;

SECTION 19 - REIMBURSEMENT OF LOANS

19.1 Reimbursement of loans. If full funding is not needed to complete the Project, the Corporation shall give priority to the reimbursement of any loans it has received from any financial institutions.

SECTION 20 - FORCED LIQUIDATION

20.1 Unusual Event. The occurrence of any of the following events shall constitute an unusual event (each an "Unusual Event"):

20.1.1 the institution of any proceeding for the liquidation, dissolution, winding-up or other distribution of all or substantially all of the assets of Compositech;

20.1.2 should either of Compositech or the Corporation: (i) commit an act of bankruptcy or become insolvent, (ii) make an assignment for the benefit for its creditors, (iii) file or consent to the filing of a petition in bankruptcy, a proposal, a notice of intention or proceeding under the Bankruptcy and Insolvency Act (Canada) or the United States Bankruptcy Code, as amended, or otherwise take advantage of, or consent to the filing of any proceeding under, any insolvency or bankruptcy law, (iv) commence any proceeding relating to it or its rights, assets or properties under any reorganization, arrangement, readjustment, composition or liquidation law of any jurisdiction; or should any proceeding of any type be instituted in any jurisdiction in respect of the alleged insolvency or bankruptcy of either of them;

20.1.3 should either of the Corporation or Compositech cease to carry on its business as a going concern for a period of three (3) consecutive months, except in the event of Force Majeure, in which case this three
          (3)  consecutive  month period shall be extended for an additional six
          (6) consecutive months, or should Compositech cease to manufacture Products (as such term is defined in the License Agreement) for a period of three (3) consecutive months, except in the event of Force Majeure, in which case this three (3) consecutive month period shall be extended for an additional six (6) consecutive months;

20.1.4 any event having a materially adverse impact upon the business of the Corporation or Compositech;

20.1.5 any event having a materially adverse impact upon the ability of the Corporation or Compositech to carry on business in the ordinary course;

20.1.6 any event(s) having a materially adverse impact upon the financial position of the Corporation or Compositech;

20.1.7 any event having a materially adverse impact upon the Intellectual Property or the Technology licensed pursuant to the License Agreement which is necessary for the business of the Corporation;

20.1.8 any event having a materially adverse impact upon the Corporation's right to use the Intellectual Property or the Technology licensed pursuant to the License Agreement which is necessary for the business of the Corporation;

20.1.9 the inability of the Corporation or Compositech to perform its material obligations under or enforce the execution of any of the Material Agreements; and

20.1.10 the Investors becoming aware of any material incorrectness in, or material breach of, any representation or warranty made to them by the Corporation or Compositech in this Agreement or in any of the Material Agreements, provided that damages cannot adequately compensate the Investors for such material incorrectness or material breach.

20.2 Right to Liquidate. Upon the occurrence of an Unusual Event referred to in paragraphs 20.1.1 or 20.1.2, the Investors, if they collectively own at least fifty percent (50 %) of the issued and outstanding Common Shares, will be entitled, upon written notice to Compositech, to forthwith proceed with the winding-up, dissolution or liquidation of the Corporation, the whole in accordance with Section 2 of the Articles of Incorporation. Upon the occurrence of an Unusual Event referred to in paragraphs 20.1.3, 20.1.4, 20.1.5, 20.1.6, 20.1.7, 20.1.8, 20.1.9 or 20.1.10, the Investors shall give notice of such Unusual Event to Compositech, setting forth in reasonable detail the nature of such Unusual Event. Compositech will have thirty (30) days from the date of its receipt of the said notice to give the Investors notice (the "Contesting Notice") that it contests the occurrence of such Unusual Event, in which event the matter shall be definitively settled by arbitration in accordance with subsection 24.1 hereof. In the event that (i) the arbitrator rules in favour of the Investors or (ii) Compositech fails to send the Contesting Notice to the Investors within the said thirty (30) day period, then the Investors, if they collectively own at least fifty percent (50 %) of the issued and outstanding Common Shares, will be entitled to forthwith proceed with the winding-up, dissolution or liquidation of the Corporation, the whole in accordance with
Section 2 of the Articles of Incorporation.

20.3 Additional Right to Liquidate. Furthermore, in the event that (i) a Financing is not obtained within 24 months of the date hereof, or (ii) the engineering and design work in respect of the Project is not substantially in process within 24 months of the date hereof and the construction of the Plant is not commenced within 24 months of the date hereof, each Entity (the "Liquidating Entity"), if it owns at least thirty-three and one-third percent (331/3 %) of the issued and outstanding Common Shares, will be entitled, upon written notice to the other Entity (the "Non-Liquidating Entity"), to forthwith proceed with the winding-up, dissolution or liquidation of the Corporation, the whole in accordance with Section 2 of the Articles of Incorporation. The Non-Liquidating Entity will have thirty (30) days from the date of its receipt of the said notice to give the Liquidating Entity notice (the "Contesting Notice") that it disagrees with the Liquidating Entity's determination that (i) a Financing has not been obtained or (ii) the engineering and design work in respect of the Project is not substantially in process or the construction of the Plant has not commenced, in which event the matter shall be definitively settled by arbitration in accordance with subsection 24.1 hereof. In the event that (i) the arbitrator rules in favour of the Liquidating Entity or (ii) the Non-Liquidating Entity fails to send the Contesting Notice to the Liquidating Entity within the said thirty (30) day period, then the Liquidating Entity, if it owns at least thirty-three and one-third percent (33 1/3 %) of the issued and outstanding
Common Shares, will be entitled to forthwith proceed with the winding-up, dissolution or liquidation of the Corporation, the whole in accordance with
Section 2 of the Articles of Incorporation.

20.4 Sale of shares of Compositech Common Stock. In the event that the Investors or Compositech wish to proceed with the winding-up, dissolution or liquidation of the Corporation in accordance with subsection 20.2 or subsection 20.3 and
Section 2 of the Articles of Incorporation, the Investors shall, unanimously and at their sole discretion, prior to the distribution of the assets of the Corporation, notify the Corporation and Compositech by written notice of which one of the two following subsections shall apply:

20.4.1 each Investor shall, following the distribution of the assets of the Corporation in accordance with the Articles of Incorporation, sell to Compositech, for an aggregate purchase price of one dollar ($1), the number of shares of Compositech Common Stock that each Investor owns equal to 50 % of the amount received by each Investor on its Class A Common Shares upon the distribution of the assets of the Corporation divided by the Compositech Initial Subscription Price; or

20.4.2 the Shareholders shall, prior to the distribution of the assets of the Corporation, amend the Articles of Incorporation in order to convert all the issued and outstanding Class A Common Shares into Class B Common Shares on a share for share basis. Following such amendment to the Articles of Incorporation and concurrently with the distribution of assets of the Corporation, each Investor shall sell to Compositech, and Compositech shall purchase for cancellation from each Investor, a number of shares of Compositech Common Stock equal to such Investor's Proportionate Amount divided by the Compositech Initial Subscription Price. The purchase price for each Investor's shares of Compositech Common Stock sold shall be such Investor's Proportionate Amount and Compositech hereby undertakes to direct the Corporation to remit, on its behalf, upon distribution of the assets of the Corporation, to each Investor its Proportionate Amount instead of remitting such amounts to Compositech upon the distribution of the assets of the Corporation. Furthermore, Compositech hereby undertakes to execute and deliver to the Corporation and the Investors all such instruments and resolutions of Compositech as may be necessary to effectively redeem the Investors' shares of Compositech Common Stock which are sold and to direct the Corporation to remit to each Investor, on its behalf, such Investor's Proportionate Amount.

20.5 Failure of Investors to notify. If the Investors fail to notify the Corporation and Compositech of which of subsections 20.4.1 or 20.4.2 shall apply or if such notice is not given unanimously by all the Investors, the Corporation shall distribute its assets in accordance with the Articles of Incorporation and the parties shall apply subsection 20.4.1 hereof following such distribution.

20.6 Deemed Consent. In the event of the winding-up, dissolution or liquidation of the Corporation by the Investors or Compositech in accordance with subsection
20.2 or subsection 20.3 and Section 2 of the Articles of Incorporation, Compositech or the Investors, as the case may be, as Shareholder(s), is/are hereby deemed to have consented to such winding-up, dissolution or liquidation of the Corporation and, if subsection 20.4.2 is applicable, to the amendment of the

Articles of Incorporation, and hereby irrevocably nominate(s), constitute(s) and appoint(s) the Investors or Compositech, as the case may be, as its/their true and lawful mandatary and agent for, in the name of and on behalf of Compositech or of the Investors, as the case may be, to execute and deliver in the name of Compositech or the Investors, as the case may be, all such instruments and resolutions as may be necessary to effectively wind-up, dissolve or liquidate the Corporation and, if subsection 20.4.2 is applicable, to amend the Articles of Incorporation. Compositech hereby ratifies and confirms, and agrees to ratify and confirm, if required, all that such Investors may lawfully do or cause to be done by virtue of such appointment and power of attorney and the Investors hereby ratify and confirm, and agree to ratify and confirm, if required, all that Compositech may lawfully do or cause to be done by virtue of such appointment and power of attorney.

SECTION 21 - CONFIDENTIALITY

21.1 Confidentiality. Each of the Shareholders agrees to use, and to use its best efforts to ensure that its authorized representatives use, the same degree of care as such Shareholder uses to protect its own confidential information, to keep confidential and not to make use of any Confidential Information in its possession. Such Shareholder may disclose Confidential Information (i) to any shareholder, subsidiary or parent of such Shareholder for the purpose of reporting on the activities of, or evaluating its investment in the Corporation provided that prior to disclosure such shareholder, subsidiary or parent agrees to be bound by the confidentiality provisions of this Section 21 and such other confidentiality provisions as may be requested by the Corporation in its sole discretion; or (ii) to any TP Offeror, Third Party, Permitted Transferee, Governmental Body or Limited Partnership for purposes related to the purchase or transfer of such Shareholder's Shares pursuant to the provisions of Sections 14 or 15 hereof, provided that prior to disclosure such TP Offeror, Third Party, Permitted Transferee, Governmental Body or Limited Partnership agrees to be bound by the confidentiality provisions of this Section 21 and such other confidentiality provisions as may be requested by the Corporation in its sole discretion.

21.2 Disclosure required. Anything to the contrary herein notwithstanding, disclosure of Confidential Information shall not be precluded if such disclosure is in response to a valid order of a Governmental Body or is otherwise required by law; provided, however, that the said Shareholders shall, if reasonably possible, first have given notice thereof to the Corporation and shall have, as appropriate:

21.2.1 fully cooperated in the Corporation's attempt, if any, to obtain a "protective order" from the appropriate Governmental Body; or

21.2.2 attempted to classify such documents to prevent access by the public, in accordance with the provisions of any law pertaining to freedom of information.

21.3 Reasonableness of Covenants. The covenants set forth in subsections 21.1 and 21.2 are reasonable and valid in all respects and each Shareholder hereby irrevocably agrees to waive

(and irrevocably agrees not to raise) as a defense any issue of reasonableness in any proceeding to enforce any such covenant.

SECTION 22 - FINANCIAL INFORMATION AND COVENANTS OF THE CORPORATION

22.1 Financial Information. The Corporation, at its costs, undertakes toward the Shareholders to remit to the latter the following documents:

22.1.1 within ninety (90) days after the end of each fiscal year, a copy of the balance sheet of the Corporation as at the end of such year, together with statements of earnings, shareholders' equity, statement of changes in financial position and cash flow of the Corporation for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail. The financial statements delivered pursuant to this subsection shall be audited and duly reported on by the Auditors. These financial statements shall be prepared in accordance with Canadian generally accepted accounting principles which shall be applied on a consistent basis, except if otherwise agreed to by the Board;

22.1.2 within thirty (30) days after the end of each of the first three (3) fiscal quarters during each fiscal year, a balance sheet of the Corporation as of the end of such fiscal quarter and statements of earnings, shareholders' equity, statement of changes in financial position and cash flow for such quarter and for the period from the beginning of the then current fiscal year to the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail. The financial statements delivered pursuant to this subsection need not be audited;

22.1.3 within the thirty (30) days following the end of each month, complete unaudited monthly financial statements, including the balance sheet, the income statement and the statement of changes in financial position as well as a comparison with the budgets established for the same period, containing a detailed explanation of any variations;

22.1.4 at least thirty (30) days prior to the commencement of a fiscal year, an annual operating budget, projected cash flow and projected income statement for the Corporation;

22.1.5    promptly   following  the  receipt   thereof,   any  written   report,
          "management letter" and any other communication submitted to the Corporation by the Auditors relating to the business, prospects or financial condition of the Corporation;

22.1.6 within ninety (90) days of the end of each fiscal year of the Corporation, a report prepared by the Auditors describing all transactions between the Corporation and Persons not dealing at Arm's Length with the Corporation during the preceding fiscal year and any recommendation of the Auditors, if any;

22.1.7 within one hundred any eighty (180) days of the end of each fiscal year of the Corporation, a copy of any tax return filed for such fiscal year;

22.1.8 within fifteen (15) days of the end of each month, a report prepared by the controller of the Corporation confirming the status of the sale taxes, deductions at source, other tax payments and other prescribed payments;

22.1.9 within thirty (30) days of each Board or Shareholders meeting, a copy of the minutes of such meeting; and

22.1.10 within a reasonable delay, any other reasonable information required by a Shareholder.

22.2 Inspection by Shareholders. The Corporation shall permit each Shareholder, at such Shareholder's expense, to visit and inspect the Corporation's properties, to examine its books of accounts and records and to discuss the Corporation's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Shareholder.

22.3 Compliance by Corporation. The Corporation hereby agrees to take all necessary action in order to comply with this Agreement and to comply with all applicable laws and regulations in respect of its corporate existence and the conduct of its business including, without limitation, those laws and regulations dealing with the protection of the environment, and further agrees to obtain all permits, licenses and authorizations necessary for the conduct of its business and the ownership of its properties.

22.4 Insurance. The Corporation hereby agrees to use its best efforts to maintain in full force at all times adequate property insurance, business interruption insurance and civil liability insurance, which insurance policies shall be subject to the reasonable approval of the Board, and agrees to advise each of the Shareholders in writing of any loss or claim under such insurance policies, immediately upon the occurrence of any loss or claim and further agrees to advise each of the Shareholders in writing of any renewal or non-renewal of such insurance policies with a copy of such renewed policy or non-renewal, as the case may be.

SECTION 23 - NOTICES

23.1 Notices. All notices, requests, demands and other communications hereunder shall be given in writing and shall be given by telecopier, or delivered by hand, to the other parties at the following addresses:

if to Compositech:       COMPOSITECH LTD.
                         120 Ricefield Lane
                         Hauppauge, New York
                         11788-2008, U.S.A.

                         Attention: the President

                         Telecopier: (516) 436-5203


if to Devma:             INDUSTRIES DEVMA INC.
                         600, de la Gauchetiere Street West
                         Suite 1700
                         Montreal, Quebec H3B 4L8
                         Attention: President

                         Telecopier: (514) 395-8055


if to Innovatech:        SOCIETE INNOVATECH DU GRAND MONTREAL
                         2020 University Avenue
                         Suite 1527
                         Montreal, Quebec
                         H3A 2A5

                         Attention: President and Chief Executive Officer

                         Telecopier: (514) 864-4220

if to FSTQ:              FONDS DE SOLIDARITE DES TRAVAILLEURS DU
                         QUEBEC (F.T.Q)
                         8717 Berri Street
                         Montreal, Quebec
                         H2M 2T9

                         Attention: Vice President, Legal Affairs

                         Telecopier: (514) 383-2500

                         with a copy to: Senior Vice President, Investments
                         Telecopier: (514) 383-2505
if to Fonds Regional:    FONDS REGIONAL DE SOLIDARITE
                         ILE DE MONTREAL, limited partnership
                         255, St-Jacques Street West
                         3rd Floor
                         Montreal, Quebec
                         H2Y 1M6

                         Attention: Managing Director

                         Telecopier: (514) 845-0625

if to the Corporation:   LAMINES CTEK INC.
                         600 de la Gauchetiere Street West
                         Suite 1700
                         Montreal, Quebec H3B 4L8

                         Attention:  Chairman and President

                         Telecopier: (514) 398-8055

with a copy in
all cases to:            DONOVAN, LEISURE, NEWTON & IRVINE
                         30 Rockefeller Plaza
                         New York, New York
                         10112

                         Attention: Edward F. Cox, Esq.

                         Telecopier: (212) 632-3315

with a copy in
all cases to:            LAPOINTE ROSENSTEIN
                         1250 Rene-Levesque Blvd. West
                         Suite 1400
                         Montreal, Quebec
                         H3B 5E9

                         Attention: Me Perry Kliot

                         Telecopier: (514) 925-9001
or at such other address as the parties may have previously indicated to the other parties in writing in conformity with the foregoing. Any such notice, request, demand or other communication shall be deemed to have been received on the date of delivery if delivered by hand, or the next Business Day immediately following the date of transmission if sent by telecopier. The original copy of any notice sent by telecopier shall be forwarded to the other parties by registered mail, receipt return requested.

SECTION 24 - ARBITRATION

24.1 Arbitration. All disputes or controversies between the parties in respect of the validity, interpretation or performance of the provisions of this Agreement shall be definitively dealt with using the rules of conciliation and arbitration of the International Chamber of Commerce, by one or more arbitrators appointed in accordance with said rules, and to the exclusion of any courts, except for injunctive relief and any provisional remedy, including seizure before judgment, which may be obtained from any court or tribunal having jurisdiction. Any arbitration proceeding required pursuant to the terms hereof shall take place in Montreal, Quebec and shall be conducted in both the English and French language. The cost of the arbitration shall be borne in the manner provided for in the arbitration award.

SECTION 25 - MISCELLANEOUS PROVISIONS

25.1 Press release. Any press release or any public announcement, statement or publicity with respect to the transaction contemplated in this Agreement shall be made only with the prior consent of the Shareholders unless such release, announcement, statement or publicity is required by law, in which case the Shareholder required to make such release, announcement, statement or publicity shall use its best efforts to obtain the approval of the other Shareholders to the form, nature and extent of such disclosure, which approval shall not be unreasonably withheld.

25.2 Further documents. Each party upon the request of the others, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

25.3 Successors and assigns. This Agreement and the provisions hereof shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

25.4 Transfer contrary to this Agreement. Any purported transfer of Shares contrary to the terms of this Agreement shall be null and void and have no legal effect.

25.5 Time of the essence. Time shall be of the essence in this Agreement.

25.6 Counterpart. No Person shall become a holder of any Shares without first having executed a counterpart of this Agreement in accordance with Schedule "25.6" annexed hereto. Each such counterpart so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

25.7 Originals. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

25.8 Termination of Agreement. This Agreement shall terminate automatically upon the occurrence of any of the following eventualities:

25.8.1 the bankruptcy or dissolution (whether voluntary or involuntary) of the Corporation;

25.8.2    all issued and outstanding Shares are held by one Person only; or

25.8.3    by written agreement of all of the Shareholders.

25.9 Language. The parties hereto state their express wish that this Agreement as well as all documentation contemplated hereby or pertaining hereto or to be executed in connection herewith be drawn up in the English language; les parties expriment leur desir explicite a l'effet que cette convention de meme que tous documents envisages par les presentes ou y ayant trait ou qui seront signes relativement aux presentes soient rediges en anglais.

     IN WITNESS WHEREOF, the parties have signed at the place and on the date first hereinabove mentioned.

COMPOSITECH LTD.                         INDUSTRIES DEVMA INC.


Per:                                     Per:
    ---------------------------------        ----------------------------------
    Jonas Medney

                                         Per:
                                             ----------------------------------

SOCIETE INNOVATECH DU                    FONDS DE SOLIDARITE DES
GRAND MONTREAL                           TRAVAILLEURS DU QUEBEC (F.T.Q)


Per:                                     Per:
    ---------------------------------        ----------------------------------
         Hubert Manseau


LAMINES CTEK INC.                        FONDS  REGIONAL  DE  SOLIDARITE  ILE DE
                                         MONTREAL,  limited partnership,  by its
                                         general   partner,   Gestion  du  Fonds
                                         Regional de Solidarite  Ile de Montreal
                                         Inc.


Per:                                     Per:
    ---------------------------------        ----------------------------------
    Louis Riopel                              Danielle Blanchard